                                                                    EXHIBIT 2.1




                              MERGER AGREEMENT AND


                             PLAN OF REORGANIZATION



                                  BY AND AMONG



                              BROADCOM CORPORATION,


                             RCC ACQUISITION CORP.,


                             RELIANCE COMPUTER CORP.



                                       AND



                       THE OTHER PARTIES SIGNATORY HERETO







                           Dated as of January 5, 2001



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MERGER AGREEMENT AND PLAN OF REORGANIZATION............................................................................1

ARTICLE 1 THE MERGER...................................................................................................2

           1.1       The Merger........................................................................................2

           1.2       Effective Time....................................................................................2

           1.3       Effect of the Merger on Constituent Corporations..................................................2

           1.4       Certificate of Incorporation and Bylaws of Surviving Corporation..................................3

           1.5       Directors and Officers of Surviving Corporation...................................................3

           1.6       Maximum Number of Shares of Parent Common Stock to be Issued; Effect on Outstanding
                     Securities of the Company.........................................................................3

           1.7       Adjustments to Exchange Ratios and Rights to Receive Parent Common Stock..........................5

           1.8       Fractional Shares.................................................................................5

           1.9       Dissenting Shares.................................................................................6

           1.10      Exchange Procedures...............................................................................6

           1.11      No Further Ownership Rights in Company Common Stock...............................................9

           1.12      Lost, Stolen or Destroyed Certificates............................................................9

           1.13      Earn Out Shares..................................................................................10

           1.14      Exemption From Registration; California Permit...................................................12

           1.15      Taking of Necessary Action; Further Action.......................................................12

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................12

           2.1       Organization and Qualification...................................................................13

           2.2       Authority Relative to this Agreement.............................................................13

           2.3       Capital Stock....................................................................................14

           2.4       No Subsidiaries..................................................................................15
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           2.5       Directors and Officers...........................................................................15

           2.6       No Conflicts.....................................................................................15

           2.7       Company Financial Statements.....................................................................16

           2.8       Books and Records; Organizational Documents......................................................16

           2.9       Absence of Changes...............................................................................16

           2.10      No Undisclosed Liabilities.......................................................................21

           2.11      Taxes............................................................................................22

           2.12      Legal Proceedings................................................................................24

           2.13      Compliance with Laws and Orders..................................................................24

           2.14      Plans; ERISA.....................................................................................25

           2.15      Real Property....................................................................................28

           2.16      Tangible Personal Property.......................................................................29

           2.17      Intellectual Property............................................................................29

           2.18      Contracts........................................................................................33

           2.19      Insurance........................................................................................34

           2.20      Affiliate Transactions...........................................................................35

           2.21      Employees; Labor Relations.......................................................................35

           2.22      Environmental Matters............................................................................37

           2.23      Substantial Customers and Suppliers..............................................................38

           2.24      Accounts Receivable..............................................................................38

           2.25      Inventory........................................................................................38

           2.26      Other Negotiations; Brokers; Third Party Expenses................................................39

           2.27      Banks and Brokerage Accounts.....................................................................39
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           2.28      Warranty Obligations.............................................................................39

           2.29      Foreign Corrupt Practices Act....................................................................40

           2.30      Tax-Free Reorganization..........................................................................40

           2.31      Financial Projections/Operating Plan.............................................................40

           2.32      Approvals........................................................................................41

           2.33      Company Options, Company Stock Purchase Rights and Restricted Stock Purchase Agreements..........41

           2.34      Compliance.......................................................................................42

           2.35      Takeover Statutes................................................................................42

           2.36      Permit Application; Information Statement........................................................42

           2.37      No Solicitation..................................................................................42

           2.38      Disclosure.......................................................................................42

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................................................43

           3.1       Organization and Qualification...................................................................43

           3.2       Authority Relative to this Agreement.............................................................43

           3.3       Issuance of Parent Common Stock..................................................................44

           3.4       SEC Documents; Parent Financial Statements.......................................................44

           3.5       No Conflicts.....................................................................................44

           3.6       Information to be Supplied by Parent or Merger Sub...............................................45

           3.7       Ownership of Merger Sub; No Prior Activities.....................................................45

           3.8       Tax-Free Reorganization..........................................................................45

           3.9       Takeover Statutes................................................................................46

           3.10      Approvals........................................................................................46

           3.11      Sealed Box.......................................................................................46
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ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME.........................................................................46

           4.1       Conduct of Business of the Company...............................................................46

           4.2       No Solicitation..................................................................................49

ARTICLE 5 ADDITIONAL AGREEMENTS.......................................................................................50

           5.1       Information Statement; Permit Application........................................................50

           5.2       Stockholder Approval.............................................................................52

           5.3       Access to Information............................................................................53

           5.4       Confidentiality..................................................................................53

           5.5       Expenses.........................................................................................54

           5.6       Public Disclosure................................................................................54

           5.7       Approvals........................................................................................54

           5.8       FIRPTA Compliance................................................................................54

           5.9       Notification of Certain Matters..................................................................54

           5.10      Company Affiliate Agreements.....................................................................55

           5.11      Additional Documents and Further Assurances; Cooperation.........................................55

           5.12      Indemnification..................................................................................55

           5.13      Form S-8.........................................................................................56

           5.14      NNM Listing of Additional Shares Application.....................................................56

           5.15      Company's Auditors...............................................................................56

           5.16      Termination of 401(k) Plans......................................................................56

           5.17      Takeover Statutes................................................................................56

           5.18      Post-Closing Conduct of Business.................................................................56

           5.19      Company Repurchases..............................................................................57
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           5.20      Information Technology Access....................................................................57

           5.21      Intellectual Property............................................................................58

           5.22      Delivery of Stock Ledger and Minute Book of the Company..........................................58

           5.23      New Hires; Top-Up Grants.........................................................................58

ARTICLE 6 . CONDITIONS TO THE MERGER..................................................................................58

           6.1       Conditions to Obligations of Each Party to Effect the Merger.....................................58

           6.2       Additional Conditions to Obligations of the Company..............................................59

           6.3       Additional Conditions to the Obligations of Parent and Merger Sub................................60

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; ESCROW PROVISIONS........................63

           7.1       Survival of Representations, Warranties, Covenants and Agreements................................63

           7.2       Escrow Provisions................................................................................63

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER...........................................................................72

           8.1       Termination......................................................................................72

           8.2       Effect of Termination............................................................................74

           8.3       Amendment........................................................................................74

           8.4       Extension; Waiver................................................................................74

ARTICLE 9 MISCELLANEOUS PROVISIONS....................................................................................74

           9.1       Notices..........................................................................................74

           9.2       Entire Agreement.................................................................................76

           9.3       Further Assurances; Post-Closing Cooperation.....................................................76

           9.4       Waiver...........................................................................................76

           9.5       Third Party Beneficiaries........................................................................77

           9.6       No Assignment; Binding Effect....................................................................77

           9.7       Headings.........................................................................................77
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           9.8       Invalid Provisions...............................................................................77

           9.9       Governing Law, Submission to Jurisdiction........................................................77

           9.10      WAIVER OF TRIAL BY JURY..........................................................................78

           9.11      Construction.....................................................................................78

           9.12      Counterparts.....................................................................................78

           9.13      Specific Performance.............................................................................78

ARTICLE 10 DEFINITIONS................................................................................................78

           10.1      Definitions......................................................................................78

           10.2      Construction.....................................................................................93
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


                              MERGER AGREEMENT AND
                             PLAN OF REORGANIZATION


        MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 5, 2001, by and among Broadcom Corporation, a California corporation ("Parent"), RCC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Reliance Computer Corp., a Delaware corporation (the "Company"), and, with respect to Article 7, Article 9 and Article 10 only, Anantakotiraju Vegesna as Stockholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

        A. The boards of directors of each of Parent, Merger Sub and the Company believe it is in the best interests of Parent, Merger Sub and the Company (as applicable) and their respective shareholders or stockholders (as applicable) that Parent acquire the Company through the merger of the Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the shares of capital stock of the Company which are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of Class A common stock, par value $0.0001 per share, of Parent ("Parent Common Stock"), and (ii) all Company Options, Company Warrants and Company Stock Purchase Rights then outstanding (whether vested or unvested) will become exercisable for Parent Common Stock, on the terms and subject to the conditions set forth herein.

        C. As a condition and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have concurrently herewith entered into (i) Support Agreements with Parent in substantially the form attached hereto as Exhibit A ("Support Agreements") pursuant to which, among other things, such stockholders have agreed to vote the shares of Company Common Stock owned by them in favor of adoption of this Agreement; (ii) Company Affiliate Agreements in substantially the form attached hereto as Exhibit B ("Company Affiliate Agreements"); and (iii) Stock Repurchase Agreements in substantially the form attached hereto as Exhibit C ("Stock Repurchase Agreements").

        D. As a condition and a further inducement to Parent and Merger Sub to enter into this Agreement, certain employees of the Company have entered into Non-Competition Agreements substantially in the form attached hereto as Exhibit D (the "Non-Competition Agreements"), each of which shall become effective at the Effective Time.

        E. Parent, Merger Sub and the Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

        F. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

        G. The Company, Parent and Merger Sub each intend that, except to the extent the conditions set forth in Article 6 are not satisfied, events arising after the date of this Agreement shall not serve to relieve any party from its obligations to consummate the Merger and that, except as provided in Section 8.2, the parties shall have no liability upon termination of this Agreement as permitted by Section 8.1.

        H. A portion of the shares of Parent Common Stock otherwise issuable or reserved for issuance by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 7.

        NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein, intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE 1
                                   THE MERGER

        1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the California Code and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company is sometimes referred to herein as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing"), which is expected to take place on or about January 16, 2001, will take place no later than five Business Days following satisfaction or waiver of the conditions set forth in
Article 6, at the offices of Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit E (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by the parties and set forth in the Certificate of Merger being referred to herein as the "Effective Time").

        1.3 Effect of the Merger on Constituent Corporations. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.



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        1.4 Certificate of Incorporation and Bylaws of Surviving Corporation.

            (a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety in the form set forth as Annex 1 to Exhibit E attached hereto, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended as provided by law, such certificate of incorporation and bylaws of the Surviving Corporation.

            (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the certificate of incorporation and applicable law.

        1.5 Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time and Anantakotiraju Vegesna shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, except that Anantakotiraju Vegesna shall hold the office of President and Chief Executive Officer and Ken McMaster shall hold the office of Vice President, Operations, each to hold office in accordance with the bylaws of the Surviving Corporation.

        1.6 Maximum Number of Shares of Parent Common Stock to be Issued; Effect on Outstanding Securities of the Company. Subject to Section 5.23, the maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any Company Options or Company Warrants to be assumed by Parent as provided herein) in exchange for the acquisition by Parent of all shares of Company Common Stock (including any restricted stock issued to employees and others) which are issued and outstanding immediately prior to the Effective Time and all vested and unvested Company Options and Company Warrants which are then outstanding (other than Company Warrants which by their terms expire without payment, conversion, adjustment or other consideration at the Effective Time) shall not exceed the Aggregate Share Number. No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options or Company Warrants. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of the Company Common Stock or Company Options or Company Warrants, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in Section 1.9)) shall be cancelled, extinguished and converted automatically into the right to receive, following the expiration or early termination of any waiting period under the HSR Act which is applicable to the holder of such share, (i) at the Effective Time, that number of shares of Parent Common Stock equal to the Closing Exchange Ratio, and
(ii) on each Earn Out



                                      -3-
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Delivery Date, that number of shares of Parent Common Stock (if any) equal to the applicable Earn Out Exchange Ratio (subject to Section 1.13); provided that shares of Company Common Stock issued upon exercise of the Lenders Warrant shall not be entitled to receive shares of Parent Common Stock under this clause (ii).

            (b) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Common Stock owned by Parent or the Company or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any (i) conversion thereof or
(ii) further action on the part of Parent or the Company.

            (c) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each share certificate of Merger Sub theretofore evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (d) Company Options, Company Warrants and Company Stock Plans. All unexpired and unexercised Company Options and Company Warrants, then outstanding, whether vested or unvested, together with the Company Stock Plans, shall be assumed by Parent in accordance with the provisions set forth in this
Section 1.6(d).

               (i) Each unexpired and unexercised Company Option and Company Warrant then outstanding, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent, together with the Company Stock Plans. Each Company Option and Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option or Company Warrant immediately prior to the Effective Time (including any repurchase rights or vesting provisions), provided that such Company Option or Company Warrant, as the case may be, shall be exercisable for (A) that number of shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock that were issuable upon exercise of such Company Option or Company Warrant immediately prior to the Effective Time (the "Exercise Number") multiplied by (y) the Closing Exchange Ratio, plus (B) that number of shares of Parent Common Stock equal to the product of the Exercise Number multiplied by the sum of all Earn Out Exchange Ratios with respect to Earn Out Delivery Dates occurring prior to the date of exercise of such Company Option or Company Warrant (with the sum of the amounts set forth in (A) and (B) being rounded down to the nearest whole number of shares of Parent Common Stock, and the fractional share of Parent Common Stock so deleted, if any, being paid instead in cash pursuant to Section 1.8), plus
(C) the right to receive on each Earn Out Delivery Date, if any, occurring after the date of exercise of such Company Option or Company Warrant, that number of shares of Parent Common Stock equal to the product of the Exercise Number multiplied by the sum of the Earn Out Exchange Ratios with respect to all such after occurring Earn Out Delivery Dates (rounded down to the nearest whole number of shares of Parent Common Stock, with the fractional share of Parent Common Stock so deleted, if any, being paid instead in cash pursuant to Section 1.8); provided, that the Lenders' Warrant shall not, in accordance with its terms, be entitled to any shares of Parent Common Stock on any Earn Out

Delivery Date. In the case of a partial exercise of a Company Option or Company Warrant, the above amounts shall be adjusted proportionally. It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(d) shall be applied consistent with this intent.

               (ii) Parent shall assume the Company's obligations, and shall be assigned the Company's repurchase rights and purchase options, under any stock option agreements, buy-back agreements, and supplemental agreements entered into pursuant to the RTAC Corp. Stock Option Plan 1.0, as amended, Reliance Computer Corp. Stock Option Plan 1.1, as amended and Reliance Computer Corp. 2000 Long-Term Incentive Plan (collectively, the "Company Stock Plans") and the other agreements listed on Schedule 1.6(d)(ii) of the Company Disclosure Schedule, true and correct copies of which have been made available by the Company to Parent. Except as provided in Section 1.6(d)(iii), any and all restrictions on the Company Options granted under the Company Stock Plans and related agreements, and the Company Common Stock issued pursuant thereto or pursuant to any such other agreements which do not lapse in accordance with their terms (as in effect at the Effective Time) shall continue in full force and effect until such restrictions lapse pursuant to the terms of such Company Stock Plans and agreements, and any repurchase rights or repurchase options which the Company has with respect to such Company Options and Company Common Stock shall also continue in full force and effect.

               (iii) Each of the Company and Parent agrees to take all actions necessary or advisable to cause all Company Options and Company Warrants to remain unchanged except for the conversion into options, warrants or rights to purchase shares of Parent Common Stock as provided for in this Section 1.6(d).

            (e) Reservation of Shares. Parent will reserve sufficient shares of Parent Common Stock for issuance pursuant to Section 1.6(d).

        1.7 Adjustments to Exchange Ratios and Rights to Receive Parent Common Stock. The Exchange Ratios, and any rights of the holders of Company Common Stock, Company Warrants, and/or Company Options to receive Parent Common Stock at any time hereunder, and other relevant amounts hereunder shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock the effective date of which occurs after the date hereof.

        1.8 Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled, whether as of the Closing or any Earn Out Delivery Date, to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price.



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        1.9 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary (other than Section 1.9(b)), any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and the California Code, as applicable, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Delaware Law and the California Code, as applicable.

            (b) Notwithstanding the provisions of Section 1.9(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law or the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender to the Company of the certificate representing such shares in accordance with Section 1.10.

            (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Delaware Law or the California Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law or the California Code, as applicable. Any payment with respect to any demands for appraisal of Company Common Stock or offer to settle any such demands shall be made by the Company from its own funds and shall not be funded directly or indirectly by Parent, provided, that the Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any such payment or offer to settle.

        1.10 Exchange Procedures.

             (a) Parent Common Stock. On the Closing Date, Parent shall deposit with the Exchange Agent for exchange in accordance with this Article 1, the aggregate number of shares of Parent Common Stock issuable at the time of Closing (including shares to be deposited into the Escrow Fund under Article 7) in exchange for outstanding shares of Company Common Stock. On each Earn Out Delivery Date, Parent shall deposit with the Exchange Agent, for distribution in accordance with Section 1.6 and Section 1.13, the aggregate number of shares, if any, of Parent Common Stock (including shares, if any, to be deposited into the Escrow Fund under Article 7) then issuable pursuant to Sections 1.6 and 1.13, together, in each case, with cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 1.8. The Exchange Agent shall deposit the appropriate portion of each such deposit by Parent into the Escrow Fund in accordance with the subsections of this Section 1.10(a) and
Article 7.



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                 (i) The deposits into the Escrow Fund on behalf of each holder of Company Common Stock shall be (x), on the Closing Date, the number of shares of Company Common Stock actually owned by such holder immediately prior to the Effective Time, multiplied by the Closing Exchange Ratio multiplied by one-tenth (0.10); and (y), on each Earn Out Delivery Date, the lesser of (A) the number of shares of Company Common Stock actually owned by such holder immediately prior to the Effective Time multiplied by the applicable Earn Out Exchange Ratio, multiplied by one-tenth (0.10) and (B) such holder's Fully Diluted Stock Share of the difference between (I) the sum of all Reasonable Amounts as of such Earn Out Delivery Date and (II) the Escrow Amount, immediately prior to such Earn Out Delivery Date, determined under Article 7.

                 (ii) The deposits into the Escrow Fund on behalf of each holder of a Company Option or Company Warrant (but not the Lender Warrants) shall be
(x), on the Closing Date, zero (0); (y), on an Option Exercise Date, (A) the number of shares of Parent Common Stock that would have been deposited in the Escrow Fund on Closing Date pursuant to Section 1.10(a)(i)(x) had such Company Option or Company Warrant (other than the Lenders Warrants) been exercised immediately prior to the Effective Time and (B) the number of shares of Parent Common Stock that would have been deposited in the Escrow Fund on each Earn Out Delivery Date occurring prior to such Option Exercise Date pursuant to Section 1.10(a)(i)(y) had such Company Option or Company Warrant (other than the Lenders' Warrants) been exercised immediately prior to the Effective Time; and
(z), on each Earn Out Delivery Date occurring after an Option Exercise Date, the number of shares that would have deposited in the Escrow Fund on such Earn Out Delivery Date pursuant to Section 1.10(a)(i)(y) (replacing the Fully Diluted Stock Share with Fully Dilutes Option Share for purposes of this calculation) had such Company Option or Company Warrant (other than the Lenders' Warrants) been exercised immediately prior to the Effective Time. Additionally, there shall be deposited into the Unexercised Escrow on behalf of each holder of a Company Option or Company Warrant (but not the Lender Warrants) (x) on the Closing Date, the number of shares of Parent Common Stock specified in clause
(y)(A) above; and (y) on each Earn Out Delivery Date occurring prior to the Option Exercise Date, the number of shares of Parent Common Stock that would have been deposited in the Escrow Fund on such Earn Out Delivery Date had such Company Option or Company Warrant been exercised immediately prior to the Effective Time.

                 (iii) All shares of Parent Common Stock released at any time from the Escrow Fund shall be credited to such holders in the proportions set forth in Section 1.10(a)(i) and Section 1.10(a)(ii). Shares so credited under
Section 1.10(a)(i) and Section 1.10(a)(ii) shall be delivered to the Exchange Agent immediately upon release from the Escrow Fund for delivery to such holder.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and

(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.10(a)(i), to which such holder is entitled pursuant to Section 1.6 (without giving effect to any of the Earn Outs) plus the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 1.8, and the Certificate so surrendered shall be canceled. From and after each of the Earn Out Delivery Dates, the Person who immediately prior to the Effective Time was the holder of a Certificate (other than Certificates representing shares issued or issuable upon exercise of any Lenders' Warrant) shall be entitled to receive a certificate representing the number of additional whole shares of Parent Common Stock (if any) to which such holder is entitled pursuant to Section 1.6 and Section 1.13, plus the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to
Section 1.8. As soon as practicable after the Effective Time and subject to and in accordance with the provisions of Article 7, the Exchange Agent shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing that number of shares of Parent Common Stock equal to the sum of all amounts under
Section 1.10(a)(i)(x) which certificate shall be registered in the name of the Depositary Agent. As soon as practicable after any Earn Out Delivery Date, and subject to and in accordance with the provisions of Article 7, (A) the Exchange Agent shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing the number of shares of Parent Common Stock equal to the sum of all amounts under Section 1.10(a)(i)(y) and (B) Parent shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing the number of shares of Parent Common Stock equal to the sum of all amounts under Section 1.10(a)(ii)(z). As soon as practicable after any Option Exercise Date, and subject to and in accordance with the provisions of Article 7, Parent shall cause to be distributed to the Depositary Agent a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing the number of shares of Parent Common Stock equal to the sum of all amounts under Section 1.10(a)(ii)(y). Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available, together and pro rata with the shares deemed to be in the Unexercised Escrow, to compensate Parent as provided in Article 7. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of taxable dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted (subject only to, if applicable, the expiration or early termination of any waiting period under the HSR Act which is applicable to the holder of such shares), and, except in the case of shares of Company Common Stock issued upon exercise of the Lenders' Warrant, the right to receive Earn Out Shares (if any) and cash in lieu of fractional shares. Each of Parent, Company, the Surviving Corporation and the Stockholder Agent shall use commercially reasonable efforts to comply with the procedures and requirements imposed upon the above matters by that certain Pledge and Security Agreement, dated as of August 24, 2000, by Anantakotiraju Vegesna, Sai Gadiraju, Sujith Arramreddy, in favor of Bank of America, N.A. and related documents.

            (c) Distributions With Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.10(c)) with respect to such whole shares of Parent Common Stock.

            (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

        1.12 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.13 Earn Out Shares.

             (a) Earn Out Shares; Earn Out Milestones. Schedule 1.13 sets forth three (3) additional distributions (of Earn Out Shares) in the form of shares of Parent Common Stock which may be issued or issuable as additional consideration pursuant to Section 1.6(a)(ii), 1.6(d)(i)(B) and 1.6(d)(i)(C), and the applicable Milestones that must be satisfied in order for the Parent to become obligated to issue any Earn Out Shares. Except as set forth in Schedule 1.13, no Earn Out Shares are subject to increase to make up for any reduction or forfeiture of any other Earn Out Shares. Earn Out Shares that are distributable shall be distributed in accordance with Sections 1.6(d) and 1.10(b) or to the extent appropriate (in the case of unexercised Company Options and Company Warrants) reserved for issuance in accordance with Sections 1.6(d) and 1.7 to the Persons who immediately prior to the Effective Time were holders of shares of Company Common Stock (other than shares of Company Common Stock issued upon exercise of the Lenders' Warrant), Company Options or Company Warrants (other than the Lenders' Warrant). For purposes of this Section 1.13, holders of Parent Common Stock received upon the exercise, after the Effective Time and prior to the satisfaction of the applicable Milestone, of Company Options or Company Warrants (other than any Lenders' Warrant) outstanding immediately prior to the Effective Time shall be treated as holders of Certificates under Section 1.10(b). Notwithstanding anything to the contrary in this Agreement, no Earn Out Shares shall be allocable to the Lenders' Warrant or shares of Company Common Stock issued upon exercise of the Lenders' Warrant.

            (b) Illustrative Examples. The provisions of this Agreement relating to the Earn Out Shares shall be interpreted and applied in a manner consistent with the examples set forth in Schedule 1.13. Those examples are illustrative only and no representation or warranty is made with respect to the amounts set forth therein.

            (c) Procedure.

                (i) No later than each Earn Out Delivery Date, Parent shall provide to the Stockholder Agent either (A) a statement that the relevant Milestones for distribution of Earn Out Shares set forth in Schedule 1.13 have been satisfied in whole or in part) and, if relevant to such determination, appropriate supporting documentation regarding such Milestones and criteria or
(B) a statement that the relevant Milestones set forth in Schedule 1.13 have not been satisfied and, if relevant to such determination, appropriate supporting documentation regarding such Milestones (each, in case of either clause (A) or (B), an "Earn Out Determination"). If the Earn Out Determination indicates that the applicable Milestones have been satisfied in full and that the applicable maximum number of Earn Out Shares are distributable with respect to such Milestones or, in the case of Company Options or Company Warrants (other than the Lenders' Warrant), will be reserved for issuance, then no action on the part of the Stockholder Agent shall be necessary and such Earn Out Determination shall be deemed final (a "Final Earn Out Amount"). In any other case, the Stockholder Agent will notify Parent in writing within fifteen (15) Business Days of receipt of such Earn Out Determination whether the Stockholder Agent disputes any such determination, setting forth in reasonable detail the basis for the dispute (each an "Earn Out Dispute Notice"). If the Stockholder Agent does not deliver an Earn Out Dispute Notice within fifteen (15) Business Days of receipt of an Earn Out Determination or if the Stockholder Agent accepts such amount in writing, such Earn Out Determination shall be deemed a Final Earn Out Amount. In the event an Earn Out Dispute Notice is delivered, Parent and the Stockholder Agent shall meet within ten (10) Business Days of the delivery of such Earn

Out Dispute Notice to attempt to resolve such dispute in good faith. If a final resolution of such dispute is reached, the agreed upon amount shall be deemed to be the Final Earn Out Amount. If no final resolution is determined within fifteen (15) Business Days of the delivery of such Earn Out Dispute Notice after good faith negotiation, the final determination of a Final Earn Out Amount shall be submitted by the Parent and the Company Stockholders first, to non-binding mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association and utilizing a mediator acceptable to both parties, and, if no final resolution of such dispute is reached within thirty (30) days of appointment of the mediator, or if the parties cannot agree on a mediator within thirty (30) days, then to arbitration in accordance with the procedures set forth in Section 7.2(g)(ii) and Section 7.2(g)(iii). The determination of the arbitrators shall, to the fullest extent permitted by law, be final, binding and conclusive upon each Company Stockholder, each holder of Company Options or Company Warrants, the Stockholder Agent and Parent.

                  (ii) The Stockholder Agent may notify Parent in writing at any time that he believes an applicable Milestone has been satisfied. Parent will cooperate in good faith with the Stockholder Agent to determine whether such Milestone has been satisfied at such time.

            (d) Stockholder Agent. The provisions of Sections 7.2(h), 7.2(i) and 7.2(k) shall apply to any acts taken by the Stockholder Agent pursuant to this
Section 1.13. To the fullest extent permitted by law, any decision, act, consent or instruction of the Stockholder Agent in connection with this Section 1.13 shall constitute a decision of all Company Stockholders shall be final, binding and conclusive upon each of the Company Stockholders and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such holder. Parent is hereby relieved from any liability to any Person for acts done in accordance with such decision, act, consent or instruction of the Stockholder Agent.

             (e) No Assignment of Earn Out Rights. No interest in any Earn Out Shares or any portion thereof, no right to participate, in whole or in part, in any distribution of Earn Out Shares pursuant to Section 1.13, and no right to receive any distribution of cash or securities in connection therewith pursuant to Section 1.10 may be assigned or transferred to any Person (whether by operation of law, or in connection with any sale, assignment or other transfer of any shares of Company Common Stock, Company Warrants or Company Options (or any Parent securities issued in exchange therefor pursuant to Section 1.6), or otherwise), and any attempt to do so will be null and void, provided that notwithstanding the foregoing, such rights may be assigned (i) by holders of Company Warrants, as permitted under the terms of such Company Warrants and (ii) by holders of Company Options, as permitted under the terms of the documents governing such Company Options. Except as otherwise provided in this Section 1.13(e), the Earn Out Shares and the provisions of Section 1.10 and Section 1.13 relating to such Earn Out Shares are intended solely for the benefit of the Persons who immediately prior to the Effective Time were holders of shares of Company Common Stock, Company Warrants or Company Options. Subject to the proviso at the end of the first sentence of this Section 1.13(e), the right (if any) to receive distributions in connection with any Earn Out Shares shall be personal to the Persons who immediately prior to the Effective Time were holders of Company Common Stock, Company Warrants or Company Options, and such right shall not (x) attach to or run with such stock, warrants or options or any Parent securities issued in exchange therefor or (y) inure to the benefit of any purchaser, assignee or other transferee of such stock, warrants or options or such Parent securities. Notwithstanding the foregoing, an interest in Earn Out Shares may be assigned or transferred involuntarily pursuant to (A) will, (B) the laws of intestate succession, (C) a qualified domestic relations order as defined by the Internal Revenue Code, or (D) to the extent permitted under Revenue Procedure 84-42 (or any successor thereto) a transfer by an entity to a successor entity.

             (f) No Interest. No interest shall accrue or be paid on any Earn Out Shares or any payment or distribution pursuant to Section 1.13 relating to the Earn Out Shares.

        1.14 Exemption From Registration; California Permit. Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to
Section 1.6 in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the "Securities Act"), by reason of Section 3(a)(10) thereof or, pursuant to Section 5.1(c), by reason of
Section 4(2) of the Securities Act. Subject to the provisions of Section 5.1(c), Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Section 1.6 in connection with the Merger will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law (the "Fairness Hearing"), and (if deemed necessary by Parent in its good faith judgment) such Fairness Hearing may also address the assumption by Parent of all Company Options, Company Warrants and Company Stock Purchase Rights pursuant to Section 1.6. Each of Parent and the Company shall use commercially reasonable efforts (i) to file promptly following the execution and delivery of this Agreement, an application for issuance of a permit pursuant to Section 25121 of the California Code to issue such securities and (if deemed necessary by Parent as provided above) to assume such Company Options and Company Warrants required by this Agreement to be assumed by Parent (the "California Permit") and
(ii) to obtain the California Permit as promptly as practicable thereafter.

        1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, or to perfect the Surviving Corporation's ownership of any and all Company Intellectual Property, or to complete and prosecute all domestic and foreign patent and trademark filings related to Company Intellectual Property, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule and schedule of exceptions (the "Company Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

        2.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has full corporate or partnership power and authority, as the case may be to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Company Disclosure Schedule sets forth each jurisdiction where the Company or any of its Subsidiaries (as applicable) is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company and each of its Subsidiaries (as applicable) owns uses or leases from third parties substantial tangible Assets and Properties, or has employees except for such failures to be so duly qualified, licensed or admitted and in good standing that could not be reasonably expected to have a material adverse effect on the Business or Condition of the Company.

        2.2 Authority Relative to this Agreement. Subject only to the requisite adoption of this Agreement by the stockholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's board of directors has approved this Agreement and declared its advisability. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will become a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the board of directors of the Company, and no other action on the part of the board of directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is or will become a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is or will become a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof (and, in the case of the Ancillary Agreements to which Parent is a party, thereof) by Parent, assuming enforceability against Parent and Merger Sub, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

        2.3 Capital Stock.

            (a) The authorized capital stock of the Company consists only of 31,400,000 shares of Common Stock, $.0001 par value per share (the "Company Common Stock"), of which the number of shares of Company Common Stock set forth in Section 2.3 of the Company Disclosure Schedule are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, no shares of Company Common Stock are held in treasury or are authorized or reserved for issuance.

            (b) Section 2.3(b) of the Company Disclosure Schedule lists the name and state of residence of each holder of Company Common Stock provided to the Company by such holder.

            (c) With respect to any Company Common Stock that has been issued subject to a repurchase option or buy-back agreement on the part of the Company,
Section 2.3(c) of the Company Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated).

            (d) Except as set forth in Section 2.3(d) of the Company Disclosure Schedule, there are no outstanding Company Options, Company Warrants, Company Stock Purchase Rights, Restricted Stock Purchase Agreements or shares of Company Restricted Stock or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue any Company Warrant, Options with respect to the Company. With respect to each Company Option, Company Warrant or agreement, arrangement or understanding to which the Company is a party (written or oral) to issue any Options or any other equity securities with respect to the Company, Section 2.3(d) of the Company Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All of the Company Options and Company Warrants were issued in compliance with all applicable federal, state and foreign securities Laws.

            (e) Except as set forth in Section 2.3(e) of the Company Disclosure Schedule, there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Common Stock created by statute, the certificate of incorporation or bylaws of the Company, or any agreement or other arrangement to which the Company is a party (written or oral) or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents.

            (f) The terms of the Company Stock Plans and the applicable stock option agreements, as amended and/or waived in writing from time to time prior to the date of this Agreement, related to the outstanding Company Options permit the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, Company Stockholder Action or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. All acceleration waivers obtained by the Company were obtained without undue influence and are enforceable against the parties thereto. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Plans have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. Except for the Support Agreements, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Common Stock, including any voting trust agreement or proxy. Except as set forth in Section 2.3(f) of the Company Disclosure Schedule, no debt securities of the Company are issued and outstanding.

        2.4 No Subsidiaries. Except as set forth in Section 2.4 of the Company Disclosure Schedule, the Company has no (and prior to the Closing will have no) Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

        2.5 Directors and Officers. The names of each director and officer of the Company and its Subsidiaries (as applicable) on the date hereof, and his or her position with the Company and its Subsidiaries are listed in Section 2.5 of the Company Disclosure Schedule.

        2.6 No Conflicts. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6(c) of the Company Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company, its Subsidiaries or any of their respective Assets and Properties; or

            (c) except as disclosed in Section 2.6(c) of the Company Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of (except for (A) the filing of the Certificate of Merger; (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and (C) such filings as may be required under the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Contract or License to which the Company or any of its Subsidiaries is a party or by which any of the Assets and Properties of the Company or its Subsidiaries is bound.

        2.7 Company Financial Statements. Section 2.7(a) of the Company Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Parent have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except (i) as may be indicated in the notes thereto as delivered to Parent prior to the date hereof, and (ii) in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance and provided without footnotes). The Company Financials present fairly, in all material respects, the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Except as set forth in Section 2.7(b) of the Company Disclosure Schedule, since April 1, 1997, there has been no change in any accounting policies, principles, methods or practices, including any change, except as disclosed in the Company Financials, with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

        2.8 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of the Company and each of its Subsidiaries (a) have been provided or made available to Parent or its counsel prior to the execution of this Agreement, (b) are complete and correct in all respects and (c) have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company and its Subsidiaries from the applicable date of the incorporation through the date hereof. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of the Company and each of its Subsidiaries each as amended through the date hereof. Neither the Company nor any of its Subsidiaries is in violation of any provisions of their respective certificate of incorporation or bylaws (or similar organizational documents).

        2.9 Absence of Changes. Since the date of the Interim Financial Statements, except as set forth in Section 2.9 of the Company Disclosure Schedule, there has not been any material adverse effect upon the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate, could be reasonably expected to have any material adverse effect upon the Business or Condition of the Company. Since the date of the Interim Financial Statements, the Company and its Subsidiaries have operated its business in accordance with the Company's Operating Plan (a copy of which has been provided to and approved by Parent). In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and except as disclosed in Section 2.9 of the Company Disclosure Schedule, since the date of the Interim Financial Statements:

           (a) neither the Company nor any of its Subsidiaries have entered into any Contract, other than with Parent or its Affiliates, commitment or transaction or incurred any Liabilities outside of the ordinary course of business consistent with part practice;

           (b) neither the Company nor any of its Subsidiaries have entered into any Contract, other than with Parent or its Affiliates, commitment or transaction or incurred any Liabilities outside of the ordinary course of business consistent with past practice;

           (c) neither the Company nor any of its Subsidiaries have entered into any Contract, other than with Parent and its Affiliates, in connection with any transaction involving a Business Combination;

           (d) the Company and its Subsidiaries have not altered or entered into any Contract or other commitment to alter, their respective interest in any corporation, association, joint venture, partnership or business entity in which the Company or its Subsidiaries directly or indirectly holds any interest on the date hereof;

           (e) neither the Company nor any of its Subsidiaries have entered into any strategic alliance, joint development or joint marketing Contract;

           (f) there has not been any material amendment or other material modification (or agreement to do so) or violation of the terms of, any of the Contracts set forth or described in the Company Disclosure Schedule;

           (g) neither the Company nor any of its Subsidiaries have entered into any material transaction with any officer, director, stockholder, Affiliate or Associate of the Company or, as applicable, its Subsidiaries, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Parent pursuant to (and so identified in) Section 2.9(f), Section 2.18(a) or Section 2.20 of the Company Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.18(a) of the Company Disclosure Schedule;

           (h) neither the Company nor any of its Subsidiaries have entered into or amended any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company and its Subsidiaries or Company Intellectual Property, other than as contemplated by the Contracts and Licenses disclosed in the Company Disclosure Schedule;

           (i) no Action or Proceeding has been commenced or, to the knowledge of the Company threatened, by or against the Company or any of its Subsidiaries;

           (j) neither the Company nor any of its Subsidiaries have declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, capital stock (however denominated) of any Company Subsidiary or Equity Equivalents, or effected or approved any split, combination or reclassification of any Company Common Stock, capital stock (however denominated) of any Company Subsidiary or Equity Equivalents or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, capital stock (however denominated) of any Company Subsidiary or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Capital Stock, capital stock (however denominated) of any Company Subsidiary or Equity Equivalents, except repurchases of Company Stock pursuant to agreements of the Company or any Company Subsidiary with employees, officers, directors and consultants relating to repurchases at cost upon termination of service with the Company or the applicable Company Subsidiary;

           (k) except for (i) the issuance of shares of Company Common Stock upon exercise or conversion of then-outstanding Company Options or Company Warrants listed in Section 2.3(b) of the Company Disclosure Schedule, (ii) the issuance of options available for grant under the Company's existing Company Stock Plans in the ordinary course of business to employees hired after the Audited Financial Statement Date who are not officers of the Company on terms and in amounts consistent with past practice, (iii) any amendments contemplated by Section 1.6(d)(iii) or (iv) the Permitted Grants, (A) neither the Company nor any of its Subsidiaries has issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any shares of Company Common Stock, capital stock (however denominated) of any Company Subsidiaries or Equity Equivalents, (B) the Company has not modified or amended the rights of any holder of any outstanding shares of Company Common Stock, capital stock (however denominated) of any Company Subsidiaries or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants, Company Stock Purchase Rights or other Equity Equivalents), (C) there have not been any agreements, arrangements, plans or understandings with respect to any such modification or amendment; and (D) the Company has not granted any Options with an exercise price of less than the fair market value of Company Common Stock on the date the Option was granted (as determined in good faith by the board of directors of the Company, following Good Faith Consultation with, and consistent with the advice provided by, the Company's independent accountants);

           (l) there has not been any amendment to the Company's or any Company Subsidiary's certificate of incorporation or bylaws (or similar organizational documents);

           (m) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property;

           (n) neither the Company nor any of its Subsidiaries has made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties of the Company or any Company Subsidiary, other than dispositions of inventory, or nonexclusive licenses of products to Persons to whom the Company or, as applicable, a Subsidiary of the Company had granted licenses of its products at the Audited Financial Statement Date, in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

           (o) neither the Company nor any of its Subsidiaries has made or agreed to make any purchase of any Assets and Properties of any Person other than (i) acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company and its Subsidiaries consistent with past practice and (ii) other acquisitions in an amount not exceeding two hundred fifty thousand dollars ($250,000) in the case of any individual item or five hundred thousand dollars ($500,000) in the aggregate;

           (p) neither the Company nor any of its Subsidiaries has made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of the Company or, as applicable, its Subsidiaries, constituting capital assets individually or in the aggregate in an amount exceeding two hundred fifty thousand dollars ($250,000);

           (q) neither the Company nor any of its Subsidiaries has made or agreed to make any write-off or write-down, any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company or, as applicable, its Subsidiaries, or change any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding two hundred fifty thousand dollars ($250,000);

           (r) neither the Company nor any of its Subsidiaries has made or agreed to make payment, discharge or satisfaction, in an amount in excess of one hundred twenty-five thousand dollars ($125,000), in any one case, or two hundred fifty thousand dollars ($250,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financials and other than Liabilities incurred in the ordinary course of business since the Financial Statement Date;

           (s) neither the Company nor any of its Subsidiaries has failed to pay or otherwise satisfy any Liabilities presently due and payable of the Company or any Subsidiary of the Company (other than immaterial delays in the ordinary course of the Company's business consistent with past practices), except such Liabilities which are being contested in good faith by appropriate means or procedures and which, individually or in the aggregate, are immaterial in amount;

           (t) neither the Company nor any of its Subsidiaries has incurred any Indebtedness or guaranteed any Indebtedness in an aggregate amount exceeding two hundred fifty thousand dollars ($250,000) or issued or sold any debt securities of the Company or its Subsidiaries or guaranteed any debt securities of others;

           (u) neither the Company nor any of its Subsidiaries has granted any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to Parent and the terms of which are disclosed in Section 2.9(u) of the Company Disclosure Schedule;

           (v) except pursuant to a Contract disclosed to Parent pursuant to
Section 2.9(f) or Section 2.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted or approved any increase of greater than five percent (5%) in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, stockholder, employee, independent contractor or consultant of the Company or, as applicable, its Subsidiaries;

           (w) neither the Company nor any of its Subsidiaries has paid or approved the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, stockholder, employee or consultant of the Company or, as applicable, its Subsidiaries) to any current or former officer, director, stockholder, employee, independent contractor or consultant of the Company or, as applicable, its Subsidiaries;

           (x) except as disclosed in Section 2.9(x)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has established or modified any (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) except as disclosed in Section 2.9(x)(ii) of the Company Disclosure Schedule, salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

           (y) neither the Company nor any of its Subsidiaries has adopted, entered into, amended, modified or terminated (partially or completely) any Plan;

           (z) neither the Company nor any of its Subsidiaries has paid or agreed or made any commitment to pay any discretionary or stay bonus;

           (aa) to the knowledge of the Company, after Good Faith Consultation with the Company's independent accountants, neither the Company nor any of its Subsidiaries has taken or approved any action, including the acceleration (or other modification) of vesting of any Company Options, Company Warrants or other rights to acquire shares of Company Common Stock, which could reasonably be expected to jeopardize the status of the Merger as a tax-free reorganization;

           (bb) neither the Company nor any of its Subsidiaries has made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

           (cc) neither the Company nor any of its Subsidiaries has made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

           (dd) other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has made any representation or proposal to, or engaged in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company or, as applicable, any of its Subsidiaries;

             (ee) neither the Company nor any of its Subsidiaries has commenced or terminated, or made any change in, any line of business;

             (ff) neither the Company nor any of its Subsidiaries has failed to renew any insurance policy; no insurance policy of the Company or any of its Subsidiaries has been cancelled or materially amended; and the Company and each of its Subsidiaries has given all notices and presented all claims (if any) under all such policies in a timely fashion;

             (gg) there has been no material amendment or non-renewal of any of the Company's Approvals, and the Company and its Subsidiaries have used commercially reasonable efforts to maintain such Approvals and has observed in all material respects all Laws and Orders applicable to the conduct of the Company's or any of its Subsidiaries' business or the Company's or its Subsidiaries' Assets and Properties;

             (hh) the Company and its Subsidiaries have taken all commercially reasonable action required to procure, maintain, renew, extend or enforce any Company or Subsidiary Intellectual Property in a manner consistent with the Company's historical practices, including, without limitation, where considered appropriate by the Company, submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

             (ii) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any of its Subsidiaries individually or in the aggregate in an amount exceeding two hundred fifty thousand dollars ($250,000).

             (jj) neither the Company nor any of its Subsidiaries has repurchased, cancelled or modified the terms of any Company Common Stock, capital stock (however denominated) of any Company Subsidiaries, Equity Equivalents, Company Options, Company Warrants, Company Stock Purchase Rights or other financial instrument that derives value from its convertibility into Company Common Stock, capital stock (however denominated) of any Company Subsidiaries, or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or
(ii) the Company Stock Plans, in each case as in effect at the time of execution and delivery of this Agreement; and

             (kk) neither the Company nor any of its Subsidiaries has entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

        2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Company Financials (including the notes thereto) or as disclosed in
Section 2.10 of the Company Disclosure Schedule, there are no Liabilities of, relating to or affecting the Company, any of its Subsidiaries, or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract.

        2.11 Taxes.

             (a) All Tax Returns required to have been filed by or with respect to the Company and any Subsidiary of the Company have been duly and timely filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All such Tax Returns are true, complete and correct in all material respects. All Taxes due and payable by the Company or Subsidiary of the Company, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Company Financials, have been paid or accrued on the balance sheet included in the Company Financials.

             (b) Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes in the period after the date of the Company Financials, other than Tax liabilities incurred since such date in the ordinary course of the Company's business. The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth in the balance sheet included in the Company Financials and (ii) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

             (c) Neither the Company nor any of its Subsidiaries are a party to any agreement extending the time within which to file any Tax Return, other than standard extensions of filing dates. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

             (d) Neither the Company nor any of its Subsidiaries have failed to withhold or pay any Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

             (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it or any of its Subsidiaries for any past period. There is no dispute or claim concerning any Tax Liability of the Company or its Subsidiaries, either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which the Company or any of its Subsidiaries is otherwise aware. There are no Liens for Taxes upon the Assets and Properties of the Company or its Subsidiaries, other than Liens for Taxes not yet due. Section 2.11(e) of the Company Disclosure Schedule indicates those Tax Returns, if any, of the Company or any of its Subsidiaries that have been audited or, to the Company's knowledge, examined by Taxing Authorities, and indicates those Tax Returns of the Company or any of its Subsidiaries that currently are the subject of audit or examination. The Company has delivered to Parent complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and its Subsidiaries since the fiscal year ended March 31, 1997.

             (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or any of its Subsidiaries or with respect to any Tax assessment or deficiency affecting the Company or its Subsidiaries.

             (g) Neither the Company nor any of Subsidiaries has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes (other than standard rulings pertaining to the Company's foreign sales structure).

             (h) Neither the Company nor any of its Subsidiaries have any liability for the Taxes of any Person other than the Company and, as applicable, its Subsidiaries (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

             (i) Neither the Company nor any of its Subsidiaries (i) has agreed to make, or is required to make, any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) are not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

             (j) Neither the Company nor any of its Subsidiaries is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

             (k) Neither the Company nor any of its Subsidiaries is involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

             (l) During the period from after April 1, 1996, neither the Company nor any of its Subsidiaries was included and is not includible in the Tax Return of any other corporation other than such a return of which the Company is the common parent corporation.

             (m) With respect to periods prior to April 1, 1996, neither the Company nor any of its Subsidiaries has any liability with respect to Taxes of any other Person arising out of the inclusion of the Company or its Subsidiaries in a consolidated return of any other Person.

             (n) Neither the Company nor any of its Subsidiaries has made any payments, is not obligated to make any payments, nor is a party to any contract, agreement or arrangement covering any current or former employee or consultant of the Company, or, as applicable, its Subsidiaries, that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G of the Internal Revenue Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Internal Revenue Code.

             (o) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company or its

Subsidiaries under (i) Section 382 of the Internal Revenue Code, (ii) Section 383 of the Internal Revenue Code, (iii) Section 384 of the Internal Revenue Code or (iv) Section 1502 of the Internal Revenue Code.

             (p) Each material election with respect to income Taxes affecting the Company or any of its Subsidiaries are set forth in Section 2.11(p) of the Company Disclosure Schedule.

             (q) Neither the Company nor any of its Subsidiaries is nor has it or any of them ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

        2.12 Legal Proceedings. Except as set forth in Section 2.12 of the Company Disclosure Schedule:

             (i) there are no Actions or Proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened, against, relating to or affecting the Company or its Subsidiaries or any of their respective Assets and Properties;

             (ii) there are no facts or circumstances known to the Company or its Subsidiaries that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or its Subsidiaries or any of their respective Assets and Properties;

             (iii) neither the Company nor any of its Subsidiaries has received notice, and do not otherwise have knowledge of any Orders outstanding against the Company or, as applicable, its Subsidiaries; and

             (iv) neither the Company nor any of its Subsidiaries has received notice, and neither the Company nor any of its Subsidiaries have knowledge of, any defects, dangerous or substandard conditions in the products or materials sold, distributed, or currently proposed to be sold or distributed by the Company or its Subsidiaries that could cause bodily injury, sickness, disease, death or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property. Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company and its Subsidiaries to auditor's requests for information for the preceding three years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or its Subsidiaries.
Section 2.12(b) of the Company Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting, or, to the knowledge of the Company and its Subsidiaries, threatened against, the Company, any Company Subsidiaries or any of their respective Assets and Properties during the three-year period prior to the date hereof.

        2.13 Compliance with Laws and Orders. Neither the Company nor any of its Subsidiaries, directors, officers, Affiliates, agents or employees has violated in any material respect since the incorporation of the Company or is currently in default or violation in any material respect under, any Law or Order applicable to the Company or its Subsidiaries or any of their respective Assets and Properties, and neither the Company nor any of its Subsidiaries is aware of any claim of violation, or of any actual violation, of any such Laws and Orders by the Company or any of its Subsidiaries since the incorporation of the Company or, as applicable, its Subsidiaries.

        2.14 Plans; ERISA.

             (a) Existence of Plans. Except as disclosed in Section 2.13(a) of the Company Disclosure Schedule, (i) neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a "multi-employer plan" as defined in Section 3(37) of ERISA, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a "welfare benefit fund" as defined in Section 419(e) of the Internal Revenue Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Internal Revenue Code, (vi) neither the Company, any of its Subsidiaries nor any of their ERISA Affiliates is or was a party to any collective bargaining agreement, and (vii) neither the Company, any of its Subsidiaries nor any of their ERISA Affiliates has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (A) as to which Parent or the Surviving Corporation will be required to make any contributions or with respect to which Parent or the Surviving Corporation shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company, any of its Subsidiaries or on behalf of any other person, after the Closing, or (B) which Parent or the Surviving Corporation or any Subsidiary of the Company will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The Company has delivered to Parent true and complete copies of: (I) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder,
(II) the currently effective Summary Plan Description pertaining to each of the Plans, (III) all recent annual reports for each of the Plans (including all related schedules), (IV) the most recently filed PBGC Form 1 (if applicable),
(V) the most recent Internal Revenue Service determination letter, opinion, notification or advisory letter (as the case may be) for each Plan which is intended to constitute a qualified plan under Section 401 of the Internal Revenue Code and each amendment to each of the foregoing documents, and (VI) for each unfunded Plan, financial statements consisting of (a) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (b) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

            (b) Present Value of Benefits. The present value of all accrued benefits under any Plan subject to Title IV of ERISA shall not, as of the Closing Date, exceed the value of the assets of such Plan allocated to such accrued benefits, based upon the applicable provisions of the

Internal Revenue Code and ERISA, and each such Plan shall be capable of being terminated as of the Closing Date in a "standard termination" under Section 4041(b) of ERISA. With respect to each Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from the Company, any of its Subsidiaries or any of their respective ERISA Affiliates to the PBGC or to any "multi-employer plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including the termination of any Plan at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable Laws.

            (c) Penalties; Reportable Events. Neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates is subject to any material liability, tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Internal Revenue Code, and neither the Company, any of its Subsidiaries nor any of their respective its ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Internal Revenue Code, or with the requirements referred to in Section 4980D of the Internal Revenue Code, has complied in all material respects. No event has occurred which could subject any Plan to tax under Section 511 of the Internal Revenue Code. None of the Plans subject to Title IV of ERISA has, since September 2, 1974, been completely or partially terminated nor has there been any "reportable event" as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no (i) withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA. Neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates, nor any other organization of which any of them are a successor or parent corporation as defined in Section 4069(b) of ERISA, has engaged in any transaction described in Section 4069(a) of ERISA.

            (d) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Internal Revenue Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter, opinion, notification or advisory letter from the Internal Revenue Service, and has been operated in accordance with its terms and with the provisions of the Internal Revenue Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Internal Revenue Code and all other applicable Laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Internal Revenue Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Internal Revenue Code is in compliance with such requirements. There are no Liens against the property of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates under Section 412(n) of the Internal Revenue Code or Sections 302(f) or 4068 of ERISA. The Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans.

            (e) Acceleration. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company, Parent, the Surviving Corporation, or any of their respective Subsidiaries to the PBGC, to any Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant (or any of their dependents) of Parent, the Surviving Corporation, or any of their respective Subsidiaries, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant (or any of their dependents), or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant (or any of their dependents) of the Company or any of its Subsidiaries . With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (A) there is and will be no liability of the Company, Parent, the Surviving Corporation or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (B) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

            (f) COBRA. With respect to each Plan which provides health care coverage, the Company, its Subsidiaries and each ERISA Affiliate have complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company, each Subsidiary of the Company nor any ERISA Affiliate has incurred any liability under Section 4980B of the Internal Revenue Code.

            (g) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company or its Subsidiaries, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any Subsidiary or any of their respective ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person. Neither the Company nor any of its Subsidiaries know of any reasonable basis for any such Action or Proceeding.

        2.15 Real Property.

             (a) Section 2.15(a) of the Company Disclosure Schedule contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the Company or any of its Subsidiaries (as lessor or lessee or otherwise) (the "Leased Real Property") and (ii) all Liens relating to or affecting any parcel of real property referred to in clause (i) to which the Company or any of its Subsidiaries is a party. Neither the Company nor any of its Subsidiaries owns any real property other than Company or Subsidiary owned leasehold improvements, if any, on Leased Real Property.

             (b) Subject to the terms of its respective leases, the Company or any of its Subsidiaries, as applicable, has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in Section 2.15(a)(i) is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or its Subsidiary, as applicable, and of each other Person that is a party thereto, and except as set forth in Section 2.15(b) of the Company Disclosure Schedule, there is no, and neither the Company nor any of its Subsidiaries has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any of its Subsidiaries owes brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company or its Subsidiary, as applicable, may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

             (c) Except as disclosed in Section 2.15(c) of the Company Disclosure Schedule, all improvements on the Leased Real Property (A) comply with and are operated in accordance with applicable Laws (including Environmental Laws) and all applicable Liens, Approvals, Contracts, covenants and restrictions and (B) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against any of such real property or the improvements thereon.

             (d) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by the Company, any of its Subsidiaries, or otherwise), utilized, and/or operated (the "Lease Documents") have been delivered to Parent. The Lease Documents are unmodified and in full force and effect, and there are no other Contracts between the Company, any of its Subsidiaries, and any third party(ies), or by and among any third party(ies), claiming an interest in the interest of the Company or any of its Subsidiaries in the Leased Real Property or otherwise relating to the use and occupancy of the Leased Real Property.

        2.16 Tangible Personal Property. The Company and each of its Subsidiaries is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the date of the Interim Financial Statements, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except (i) for purchase money liens on equipment purchases or product purchases in the ordinary course of the Company's or any of its Subsidiaries' business for which the purchase price is not yet due and payable, or (ii) as disclosed in Section 2.16 of the Company Disclosure Schedule, all such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company or its Subsidiary, as applicable, of its respective business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

        2.17 Intellectual Property.

             (a) Section 2.17(a) of the Company Disclosure Schedule lists all Company Registered Intellectual Property (including all trademarks and service marks that the Company or its Subsidiaries have used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

             (b) The Company and its Subsidiaries have all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Intellectual Property necessary to the conduct of their respective businesses as presently conducted. Each item of Company Intellectual Property of the Company and its Subsidiaries, including all Company Registered Intellectual Property listed in Section 2.17(a) of the Company Disclosure Schedule, is owned exclusively by the Company or, as applicable, its Subsidiaries (excluding Intellectual Property licensed to the Company or its Subsidiaries under any License and is free and clear of any Liens. The Company and its Subsidiaries (i) own exclusively all trademarks, service marks and trade names used by the Company and, as applicable, its Subsidiaries in connection with the operation or conduct of the business of the Company and its Subsidiaries, including the sale of any products or technology or the provision of any services by the Company and, as applicable, its Subsidiaries; provided, however, that the Company and its Subsidiaries may use trademarks, service marks and trade names of third parties which are licensed to the Company or, as applicable, its Subsidiaries or are in the public domain, and (ii) own exclusively, and have good title to, each copyrighted work that is a Company or Subsidiary product and each other work of authorship that the Company or Subsidiary otherwise purports to own.

             (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company or its Subsidiaries, the Company or its applicable Subsidiary, has a written agreement with such Person with respect thereto and the Company or, as applicable, its Subsidiaries has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

             (d) Except pursuant to agreements described in Section 2.17(d) of the Company Disclosure Schedule, the Company and its Subsidiaries have not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property to any other Person.

             (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's and each of its Subsidiaries' businesses as currently conducted or as reasonably contemplated to be conducted, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company and its Subsidiaries (including products, technology, or services currently under development).

             (f) Section 2.17(f) of the Company Disclosure Schedule lists all Contracts and Licenses (including all inbound Licenses) to which the Company and, as applicable, its Subsidiaries are a party with respect to any Intellectual Property. No Person other than the Company or its Subsidiaries has ownership rights to improvements made by the Company or any of its Subsidiaries in Intellectual Property which has been licensed to the Company or any of its Subsidiaries.

             (g) Section 2.17(g) of the Company Disclosure Schedule lists all Contracts, Licenses and agreements between the Company or any of its Subsidiaries and any other Person wherein or whereby the Company or its Subsidiaries has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or, as applicable, its Subsidiaries or such other Person of the Intellectual Property of any Person other than the Company.

             (h) The operation of the business of the Company and each of its Subsidiaries as currently conducted, including the Company's and its Subsidiaries', design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company or its Subsidiaries does not (i) infringe or misappropriate the Intellectual Property of any Person, (ii) violate any term or provision of any License or Contract concerning such Intellectual Property (including any provision required by or imposed pursuant to 35 U.S.C. ss.ss.200-212 in any License or Contract to which the Company is a party requiring that products be manufactured substantially in the United States ("Made-in-America Requirements")), (iii) violate the rights of any Person (including rights to privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any Law, and neither the Company nor any of its Subsidiaries has received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or any of its Subsidiaries infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third-party patent or other Intellectual Property rights from a potential licensor of such rights.

             (i) Each item of Company Registered Intellectual Property which has actually been registered is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(i)(1) of the Company Disclosure Schedule lists all actions that must be taken by the Company or any of its Subsidiaries within one hundred eighty (180) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth in Section 2.17(i)(2) of the Company Disclosure Schedule, the Company or any of its Subsidiary has registered the copyright with the U.S. Copyright Office and its equivalent in any relevant foreign jurisdiction for the latest version of each product or technology of the Company or its Subsidiaries that constitutes or includes a copyrightable work. In each case in which the Company or any Subsidiary of the Company has acquired ownership of any Intellectual Property rights from any Person, the Company or its applicable Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by and required to protect the Company's or its Subsidiary's ownership rights in and to such Intellectual Property in accordance with applicable Laws, the Company or, as applicable, the Subsidiary of the Company has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

             (j) There are no Contracts or Licenses between the Company or its Subsidiaries and any other Person with respect to Company Intellectual Property under which there is any dispute (or, to the Company's knowledge, facts that may reasonably lead to a dispute) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company or its Subsidiaries thereunder.

             (k) To the knowledge of the Company, no Person is infringing or misappropriating any Intellectual Property.

             (l) The Company and each of its Subsidiaries have taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or the applicable Subsidiary of the Company or provided by any other Person to the Company or Subsidiary of the Company subject to a duty of confidentiality. Without limiting the generality of the foregoing, the Company and each of the Subsidiaries has, and enforce, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.17(l) of the Company Disclosure Schedule, and all current and former employees, consultants and independent contractors of the Company and each of its Subsidiaries have executed such an agreement and copies of all such agreements have been provided to Parent or made available to Parent for review.

             (m) No Company Intellectual Property or product, technology or service of the Company or its Subsidiaries is subject to any Order, Action or Proceeding or "march in" rights that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or, as applicable, its Subsidiaries or that may affect the validity, use or enforceability of such Company Intellectual Property.

             (n) No (i) product, technology, service or publication of the Company or its Subsidiaries, (ii) material published or distributed by the Company or its Subsidiaries or (iii) conduct or statement of Company or its Subsidiaries constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

             (o) The Company and each of its Subsidiaries has taken all actions necessary and appropriate to assure that there shall be no material adverse change to their respective business or electronic systems or material interruptions in the delivery of the Company's or, as applicable, any of its Subsidiary's products and services by reason of the advent of the year 2000, including that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. Without limiting the generality of the foregoing, (i) the Company and each of its Subsidiaries have taken all actions necessary and appropriate to ensure that the IT systems and non-IT systems used by the Company and its Subsidiaries in their respective internal operations will function properly beyond 1999 (and the Company has no knowledge of any material issues that have arisen in connection therewith) and (ii) the Company and each of its Subsidiaries has made inquiries of the suppliers listed in Section 2.23(b) of the Company Disclosure Schedule as to the status of their Year 2000 efforts and as a result thereof has not uncovered any problems that could materially disrupt or harm the day-to-day functioning of business and operations of the Company.

             (p) Neither this Agreement nor any transactions to be accomplished pursuant to this Agreement will result in Parent's granting any rights or licenses with respect to the Intellectual Property of Parent to any Person pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective Assets and Properties are bound.

             (q) Section 2.17(q) of the Company Disclosure Schedule sets forth a list of (x) all software which the Company or any of its Subsidiaries has licensed from any third party which is used by the Company and its Subsidiaries in its products or otherwise in its business (other than standard off-the-shelf software) and (y) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has all rights necessary to the use of such software, "freeware" and "shareware".

             (r) The products of the Company and each of its Subsidiaries comply in all material respects with all applicable standards and with the feature specifications and performance standards set forth in the product data sheets of the Company and, as applicable, its Subsidiaries. There are no outstanding claims (or facts that may reasonably lead to a claim) for breach of warranties by the Company or any of its Subsidiaries in connection with the foregoing. All product performance comparisons heretofore furnished by the Company or any of its Subsidiaries to customers or Parent are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case of product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).

             (s) The Company and each of its Subsidiaries have taken all necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. The Company and each of its Subsidiaries has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Intellectual Property. In the event that the consultant is concurrently employed by the Company or any of its Subsidiaries and a third party, the Company or, as applicable, its Subsidiary has taken appropriate steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement (such steps include ensuring that all research and development work performed by such a consultant are performed only on the facilities of the Company or its Subsidiaries and only using the resources of the Company or its Subsidiaries), except as set forth in Section 2.17(s) of the Company Disclosure Schedule.

        2.18 Contracts.

             (a) Section 2.18(a)(1) of the Company Disclosure Schedule contains a true and complete list of each of the Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the execution of this Agreement), to which the Company or any of its Subsidiaries is a party or by which any of their respective Assets and Properties are bound (other than employee offer letters). Section 2.18(a)(2) of the Company Disclosure Schedule contains a true and complete list of each Contract of the Company or any of its Subsidiaries (i) not terminable by the Company or, as applicable, its Subsidiaries upon thirty (30) days (or less) notice by the Company or, its Subsidiary as applicable, without penalty or obligation to make payments based on such termination or (ii) which provides for continuing design or other services (including engineering and research and development services) by the Surviving Corporation after the Closing Date.

             (b) Each Contract required to be disclosed in Section 2.18(a) of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and to the knowledge of the Company or its Subsidiaries, each other party thereto; and except as disclosed in Section 2.18(b) of the Company

Disclosure Schedule, to the knowledge of the Company or its Subsidiaries, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

             (c) Except as disclosed in Section 2.18(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or, as applicable, its Subsidiaries, or that has been or could reasonably be expected to result, individually or in the aggregate with any such other Contracts in Losses to the Company or, as applicable, its Subsidiaries, or be materially adverse to the Business or Condition of the Company.

             (d) Except as disclosed in Section 2.18(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's or, as applicable, any of its Subsidiaries' ability to compete with any Person in any line of business or in any area or territory.

        2.19 Insurance.

             (a) Section 2.19(a) of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure any of the business, operations or employees of the Company and its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (a) have been issued to the Company or its Subsidiaries or (b) to the knowledge of the Company or its Subsidiaries, have been issued to any Person (other than the Company) for the benefit of the Company or any of its Subsidiaries. The insurance coverage provided by the policies set forth in Section 2.19(a) of the Company Disclosure Schedule will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements. Each policy listed in Section 2.19(a) of the Company Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company, the applicable Subsidiary of the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company has no knowledge of any reason or state of facts that could reasonably be expected to lead to the cancellation of such policies or of any threatened termination of, or material premium increase with respect to, any of such policies. The insurance policies listed in Section 2.19(a) of the Company Disclosure Schedule, (i) in light of the business, operations and Assets and Properties of the Company and of its Subsidiaries are in amounts and have coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective Assets and Properties is bound.

             (b) Section 2.19(b) of the Company Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company or any of its Subsidiaries in the last two years. Neither the Company nor any of its Subsidiaries has received notice that any insurer under any policy listed (or required to be listed) in Section 2.19(b) of the Company Disclosure Schedule is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company and its Subsidiaries have , in the reasonable judgment of the Company, in light of their respective business, location, operations and Assets and Properties, maintained, at all times, without interruption, appropriate insurance, both in scope and amount of coverages.

        2.20 Affiliate Transactions.

             (a) Except as disclosed in Section 2.9(f) or Section 2.20(a) of the Company Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company or its Subsidiaries, on the one hand, and (A) any current or former officer, director, stockholder, or to the Company's knowledge, any Affiliate or Associate of the Company or its Subsidiaries or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) neither the Company, its Subsidiaries nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

             (b) Except as disclosed in Section 2.20(b) of the Company Disclosure Schedule, each of the Contracts and Liabilities listed in Section 2.20(a) of the Company Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company or its Subsidiaries (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms.

        2.21 Employees; Labor Relations.

             (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and there are no unfair labor practice or labor arbitration proceedings pending with respect to the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company or any of its Subsidiaries that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company or any of its Subsidiaries, there are no organizational efforts presently underway or threatened involving any employees of the Company or any of its Subsidiaries or any of the employees performing work for the Company or any of its Subsidiaries but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries.

             (b) Each Person who is an employee of the Company or any of its Subsidiaries is employed at will, and no employee of the Company or any of its Subsidiaries is represented by a union. Each Person who is an independent contractor of the Company or any of its Subsidiaries is properly classified as an independent contractor for purposes of all employment related Laws and all Laws concerning the status of independent contractors. Section 2.21(b)(i) of the Company Disclosure Schedule sets forth, individually and by category, the name of each officer, employee, independent contractor and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except as described in Section 2.21(b)(ii) of the Company Disclosure Schedule, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company or its Subsidiary to any current or former officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company or, its Subsidiaries have made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company or, as applicable, its Subsidiary, for any reason, including because of the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, since December 31, 1997 there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company and its Subsidiaries, and no claims by any governmental agency with regard to such employees.

             (c) Since December 31, 1997, there have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or any of its Subsidiaries or by any of the employees performing work for the Company, or any of its Subsidiaries but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company and each of its Subsidiaries has complied with all laws related to the employment of employees and, except as set forth in Section 2.21(c) of the Company Disclosure Schedule, since December 31, 1997 the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

             (d) Neither the Company nor any of its Subsidiaries has any written policies and/or employee handbooks or manuals except as described in Section 2.21(d) of the Company Disclosure Schedule.

             (e) To the knowledge of the Company, no officer, employee or consultant of the Company or any its Subsidiaries is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's, or as applicable, any of its Subsidiaries' business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any of its Subsidiaries' business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's, or as applicable, any of its Subsidiaries' business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

        2.22 Environmental Matters.

             (a) The Company and its Subsidiaries possess any and all Environmental Permits necessary to or required for the operation of their respective businesses. The Company and its Subsidiaries will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation, and its Subsidiaries to conduct their respective businesses as was conducted prior to the Closing.

             (b) The Company and each of its Subsidiaries is in compliance with
(i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

             (c) Neither the Company, or any Subsidiary of the Company nor any predecessor of the Company or, any Subsidiary of the Company nor any entity previously owned by the Company or any of its Subsidiaries has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

             (d) Neither the Company, any Subsidiary of the Company, any predecessor of the Company or of any Subsidiary of the Company, nor any entity previously owned by the Company or any of its Subsidiaries has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

             (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

             (f) Neither the Company, or any Subsidiary of the Company, nor any predecessor of the Company, or, any Subsidiary of the Company nor any entity previously owned by the Company or any of its Subsidiaries, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

             (g) No Site is a current or proposed Environmental Clean-up Site.

             (h) There are no Liens under or pursuant to any Environmental Law on any Site.

             (i) There is no (i) underground storage tank, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all 1998 upgrade requirements.

             (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

             (k) Neither the Company nor any of its Subsidiaries is a party, whether as a direct signatory or as successor, assign, third-party beneficiary, guarantor or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company or any of its Subsidiaries is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

             (l) The Company and any predecessors of the Company or any of its Subsidiaries and any entity previously owned by the Company or any of its Subsidiaries have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

        2.23 Substantial Customers and Suppliers. Section 2.23(a) of the Company Disclosure Schedule lists the fifteen (15) largest customers of the Company and its Subsidiaries, collectively, on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.23(b) of the Company Disclosure Schedule lists the 15 largest suppliers of the Company and its Subsidiaries on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.23(c) of the Company Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company and its Subsidiaries since September 30, 1999 or, to the knowledge of the Company or its Subsidiaries, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in
Section 2.23(d) of the Company Disclosure Schedule, to the knowledge of the Company or its Subsidiaries, no such customer or supplier is threatened with bankruptcy or insolvency.

        2.24 Accounts Receivable. Except as set forth in Section 2.24 of the Company Disclosure Schedule, the accounts and notes receivable of the Company and its Subsidiaries reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

        2.25 Inventory. All inventory of the Company and its Subsidiaries reflected on the balance sheet included in the Company Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business. Except as disclosed in the notes to the Financial Statements or in Section 2.25 of the Company Disclosure Schedule, all items included in the inventory of the Company and its Subsidiaries are the property of the Company or its Subsidiaries free and clear of any Lien, have not been pledged as collateral, are not held by the Company or its Subsidiaries on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

        2.26 Other Negotiations; Brokers; Third-Party Expenses. Neither the Company nor any of its Subsidiaries officers, directors, employees, agents, or, to the knowledge of the Company, any of its or its Subsidiaries, stockholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any of its Subsidiaries or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company or its Subsidiaries which could result in Parent, the Company, any of its Subsidiaries or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company or its Subsidiaries.

        2.27 Banks and Brokerage Accounts. Section 2.27 of the Company Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or its Subsidiaries have an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or its Subsidiaries having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

        2.28 Warranty Obligations.

             (a) Section 2.28(a) of the Company Disclosure Schedule sets forth
(i) a list of all forms of written warranties, guarantees and written warranty policies of the Company and its Subsidiaries in respect of any of the Company's and, as applicable, its Subsidiaries' products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (iii) the experience of the Company and, as applicable, its Subsidiary with respect to warranties, guarantees and warranty policies of or relating to the Company's and, as applicable, its Subsidiaries' products and services. True and correct copies of the Warranty Obligations have been delivered to Parent prior to the execution of this Agreement.

             (b) Except as disclosed in Section 2.28(b) of the Company Disclosure Schedule, (i) there have not been any material deviations from the Warranty Obligations, and no salesperson, employee or agent of the Company or any of its Subsidiaries are authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations and (ii) the balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company or any of its Subsidiaries (A) are and were free from material defects in construction and design and (B) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

        2.29 Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company or its Subsidiaries, any agent, employee or other Person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

        2.30 Tax-Free Reorganization.

             (a) To the knowledge of the Company or its Subsidiaries after Good Faith Consultation with the Company's independent accountants, neither the Company nor any of its directors, officers or stockholders has taken, or permitted any Affiliate to take, any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

             (b) The Company has been informed by Arnold & Porter, counsel to the Company, that Arnold & Porter will deliver, at or prior to Closing, a written opinion in the form of Exhibit L attached hereto.

        2.31 Financial Projections/Operating Plan.

             (a) The Company has made available to Parent certain financial projections with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable as of the date of this Agreement. The redacted confidential information requested by Parent or its counsel and not provided to Parent or its counsel based upon the Company's or its Subsidiaries obligations of confidentiality to third parties is accurately incorporated into the financial projections referred to above.

             (b) The Company has made available to Parent and Parent has reviewed and approved the written budget or other written operating plan for the balance of 2000 and 2001 (the "Operating Plan"). The Company makes no representation or warranty regarding its ability to successfully execute the Operating Plan, except that the Company represents and warrants that the Operating Plan was prepared in good faith and is based on assumptions believed by it to be reasonable as of the date of this Agreement.

        2.32 Approvals.

             (a) Section 2.32(a) of the Company Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company or any of its Subsidiaries from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than the filing of the Certificate of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws).

             (b) Section 2.32(b) of the Company Disclosure Schedule contains a list of all material Approvals which are required to be given to or obtained by the Company or any of its Subsidiaries from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

             (c) Except as set forth in Section 2.32(c)(1) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company or any of its Subsidiaries in the manner as it is currently being conducted and there has been no written notice received by the Company or any of its Subsidiaries of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company or any of its Subsidiaries as it is currently being conducted are set forth in Section 2.32(c)(2) of the Company Disclosure Schedule.

             (d) The affirmative vote or consent of the holders of a majority of the shares of Company Common Stock outstanding as of the applicable record date is the only vote of the holders of any of the Company Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby. The shares owned by the stockholders of the Company listed on Schedule 6.3(f)(i) who have concurrently herewith entered into Support Agreements constitute a majority of the Company Common Stock.

        2.33 Company Options, Company Stock Purchase Rights and Restricted Stock Purchase Agreements.

             (a) All employees and other Persons, who may be entitled to receive additional Company Options or shares of Company Common Stock upon certain dilutive events or who are entitled to any acceleration of vesting of options or stock upon a change of control, have waived any such claim.

             (b) The Company has not issued any, and has no outstanding, Company Stock Purchase Rights.

             (c) The Company is not a party to any Restricted Stock Purchase Agreements.

        2.34 Compliance. Except as set forth in Section 2.33 of the Company Disclosure Schedule, since December 31, 1995, the Company, each of its Subsidiaries and their Affiliates, officers, directors, agents and employees have been and are in compliance with all applicable Laws and Orders of any Governmental or Regulatory Authorities applicable to the business conducted by the Company or any of its Subsidiaries, and neither the Company and its Subsidiaries nor any of their Affiliates, is aware of any claim of violation, or of any actual violation, of any such Laws and Orders by the Company or its Subsidiaries.

        2.35 Takeover Statutes. No Takeover Statute applicable to the Company or its Subsidiaries is applicable to the Merger or the transactions contemplated hereby.

        2.36 Permit Application; Information Statement. The information supplied by the Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of Parent Common Stock to be issued in the Merger and (if deemed necessary by Parent in its good faith judgment) the Company Options to be assumed in the Merger will be qualified under the California Code (the "Permit Application") shall not at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the information statement to be sent to the stockholders of the Company in connection with the Company stockholders' consideration of the adoption of this Agreement (the "Company Stockholder Action") (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Company Stockholder Action and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Permit Application or the Information Statement.

        2.37 No Solicitation. The Company and its Subsidiaries have from October 16, 2000 to the date hereof acted in accordance with the terms and conditions of
Section 1 of the Exclusivity Agreement dated October 16, 2000 between Broadcom and the Company.

        2.38 Disclosure.

             (a) No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The

Company has provided Parent with all of the Contracts and Licenses heretofore requested on behalf of Parent in writing, and all other material information concerning the Company or its Subsidiaries in the possession, custody or control of the Company or its Subsidiaries.

             (b) The sealed box delivered on the date of this Agreement to counsel for Parent purporting to contain a complete set of the redacted copies of certain documents made available to Parent or its counsel prior to the date of this Agreement contains a true, accurate and complete set of the redacted documents previously made available to Parent or its counsel.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Parent and Merger Sub each hereby represent and warrant to the Company as follows:

        3.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Parent and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Parent or Merger Sub, as the case may be.

        3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the board of directors of Parent and Merger Sub, and no other action on the part of the board of directors of Parent and Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Parent and Merger Sub is a party have been or will be, as applicable, duly and validly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery hereof by the Company and/or the other parties thereto, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

        3.3 Issuance of Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by the Company in Section 2.3.

        3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since January 1, 2000, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments), it being understood that such financial statements may be required to be restated from time to time as may be required under applicable pooling of interests accounting rules in connection with past, present or future acquisitions. There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, Parent has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with GAAP.

        3.5 No Conflicts. The execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by Parent and Merger Sub of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

             (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws of Parent or (ii) the certificate of incorporation or bylaws of Merger Sub.

             (b) conflict with or result in a violation or breach of any Law or Order applicable to Parent and Merger Sub or its Assets or Properties; or

             (c) except as would not have a material adverse effect on the Business or Condition of Parent, (i) conflict with or result in a violation or breach of, (ii) constitute a default

(or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for (A) the filing of the Certificate of Merger; (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and (C) such filings as may be required under the HSR Act),
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Parent or Merger Sub or any of their respective Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Parent or Merger Sub is a party or by which any of its Assets and Properties are bound.

        3.6 Information to be Supplied by Parent or Merger Sub. The information supplied by Parent or Merger Sub for inclusion in the Permit Application shall not either at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code or the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent or Merger Sub for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Company Stockholder Action and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

        3.7 Ownership of Merger Sub; No Prior Activities. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        3.8 Tax-Free Reorganization. To the knowledge of Parent after Good Faith Consultation with Parent's independent accountants, neither Parent nor any of its directors, officers or shareholders has taken, or permitted its Affiliates to take, any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

        3.9 Takeover Statutes. No Takeover Statute applicable to the Parent or its Subsidiaries is applicable to the Merger or the transactions contemplated hereby.

        3.10 Approvals.

             (a) No Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Parent are required to be given to or obtained by the Parent from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than (i) the filing of the Certificate of Merger, (ii) termination of the waiting period under the HSR Act,
(iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws, (iv) filing with the NASD of a listing of additional shares with respect to the shares of Parent Common Stock issuable under this Agreement and (v) Approvals of Governmental or Regulatory Authorities which could not reasonably be expected to have a material adverse effect on the Business or Condition of the Parent).

             (b) No Approvals are required to be given to or obtained by the Parent from any and all third parties (other than Governmental or Regulatory Authorities) in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, other than such Approvals the failure of which to make or obtain as could not reasonably be expected to have a material adverse effect on the Business or Condition of the Parent.

        3.11 Sealed Box. The sealed box delivered on the date of this Agreement to counsel for Parent purporting to contain a complete set of the redacted copies of certain documents made available to Parent or its counsel prior to the date of this agreement contains a true, accurate and complete set of the redacted documents previously made available to Parent or its counsel.

                                   ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of (x) the termination of this Agreement and (y) the Effective Time, the Company agrees (unless the Company is required to take such action pursuant to this Agreement or Parent shall give its prior consent in writing, which consent shall not be unreasonably withheld) to carry on its business substantially in the usual, regular and ordinary course substantially consistent with past practice and in any event consistent with the Operating Plan provided prior to the date of this Agreement to Parent (any material deviations therefrom or material modifications to the Operating Plan shall be required to be approved in advance by Parent), to pay its Liabilities and Taxes consistent with the Company's past practices (and in any event when due), to pay or perform other obligations when due consistent with the Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use all commercially reasonable efforts and institute all commercially reasonable policies required to preserve substantially intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving substantially unimpaired its goodwill and ongoing businesses at the Effective Time, provided, however, that the Company may without necessity of Parent approval make adjustments to its operations that the Company's management reasonably deems necessary or appropriate to respond to any changed market, competitive, or economic conditions. Subject to the same proviso, except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent, take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section 2.9 or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect. The Company shall not, without the prior written consent of Parent, take or agree in writing or otherwise to take, any action that would prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder or knowingly cause any condition to Parent's closing obligations in Section 6.1 or Section 6.3 not to be satisfied. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Company Disclosure Schedule or as required or expressly permitted by this Agreement, the Company and each of its Subsidiaries shall not (and shall cause each of their respective Subsidiaries, if any, not to) do, cause or permit any of the following, without the prior written consent of Parent, which shall not be unreasonably withheld:

             (a) Charter Documents: cause or permit any amendments to its certificate of incorporation or bylaws;

             (b) Dividends; Changes in Capital Stock: except as set forth on
Section 4.1(b) of the Company Disclosure Schedule, declare or pay any dividend on or make any other distribution (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

             (c) Stock Option Plans: accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans (except pursuant to supplemental agreements with advisory board members substantially in the form provided to Parent) or authorize cash or other payments in exchange for any options or other rights granted under any of such plans; or grant any Option with an exercise price of less than eighty percent (80%) of the fair market value of its common stock on the date the Option was granted (as determined in good faith by the Company's board of directors following consultation with, and consistent with the advice provided by, each of the Company's and Parent's independent public accountants); or grant any additional Options (other than Permitted Grants);

             (d) Contracts: enter into any Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than Contracts, modifications, and waivers in the ordinary course of business consistent with past practice.

             (e) Issuance of Securities: issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of Company Common Stock or capital stock of a Company Subsidiary (however denominated) or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the exercise of Company Options or Company Warrants outstanding as of the date hereof (or notice of which was given to Parent prior to the date hereof) and grants to employees and service providers hired after the date of this Agreement, with consultation of Parent, in the ordinary course of business consistent with past practice;

             (f) Transfer of Assets: dispose of, license or transfer any material assets of the Company to a third party except in the ordinary course of business consistent with past practice;

             (g) Intellectual Property: dispose of, license or transfer to any person or entity any rights to any Intellectual Property, other than non-exclusive licenses in connection with the joint-development, manufacture or sale of Company products in the ordinary course of business consistent with past practice;

             (h) Exclusive Rights: enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Company's products or technology;

             (i) Dispositions: sell, lease, license or otherwise dispose of or encumber any of properties or assets of the Company or any of its Subsidiaries, except as permitted under Section 4.1(g) or for sales of products (and related nonexclusive licenses) in the ordinary course consistent with past practice;

             (j) Indebtedness: incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

             (k) Leases: enter into any operating lease other than leases for office premises;

             (l) Payment of Obligations: pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financials and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

             (m) Capital Expenditures: make any capital expenditures, capital additions or capital improvements except in accordance with the Company's Operating Plan or in the ordinary course of business for work stations, servers, design tools, and laboratory equipment;

             (n) Insurance: reduce the amount of any insurance coverage provided by existing insurance policies;

             (o) Termination or Waiver: terminate or waive any right of substantial value;

             (p) Employee Benefit Plans; New Hires; Pay Increases: adopt or amend any employee benefit or stock purchase or option plan, hire any new director level or officer level consultant or employee, pay any special bonus or special remuneration to any employee, consultant or director other than pursuant to cash bonus arrangements set forth on the Company Disclosure Schedule and entered into by the Company or its Subsidiaries prior to the date hereof, or increase the salaries, wage rates or compensation of any employee or consultant;

             (q) Severance Arrangements: grant any severance or termination pay
(i) to any director, officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof;

             (r) Lawsuits: commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) against Parent or Merger Sub for any reason, including a breach of this Agreement;

             (s) Acquisitions: acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

             (t) Taxes: make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return other than the Company's or, if applicable, a Company Subsidiary's corporate Tax Return for the year ended March 31, 2000, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (u) Revaluation: revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; or

             (v) Other: take or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(u), or any other action that would prevent the Company or any of its Subsidiaries from performing, or cause the Company or any of its Subsidiaries, not to perform, its covenants and agreements hereunder.

        4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1, neither the Company nor any of its Subsidiaries will take, nor will the Company permit any of the Company's or its Subsidiaries' Representatives to take any of the following actions with any Person other than Parent and its designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal, with respect to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (a "Competing Proposed Transaction"), (b) provide information with respect to the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized) to any Person, other than Parent, relating to (or which the Company believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiary is in existence on the date hereof or are hereafter organized), (c) agree to, enter into a Contract with any Person, other than Parent, providing for, or approve a Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) or (d) authorize or permit any of the Company's Representatives to take any such action. Notwithstanding the foregoing, the Company and its board of directors shall be permitted to engage in discussions or negotiations with, or provide any information or data to, any Person in response to an unsolicited bona fide written inquiry, proposal or offer of a Competing Proposed Transaction by any such Person, if and only to the extent that, in any such case, (i) the board of directors of the Company concludes in good faith that such inquiry, proposal or offer of a Competing Proposed Transaction constitutes a Superior Proposal, (ii) the board of directors of the Company determines in good faith (after considering the written advice of outside counsel admitted to practice in Delaware) that failing to take such action would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, (iii) prior to providing any information or data to any Person in connection with any such written offer of a Competing Proposed Transaction by any such Person, the board of directors of the Company receives from such person an executed confidentiality agreement containing terms at least as stringent as those contained in the Confidentiality Agreements and (iv) prior to providing any information or data to any Person or entering into any negotiations with any Person, the Company notifies ( the "Proposal Notice") Parent promptly, but in any event within 24 hours, of such inquiries, proposals or offers received by, any such information or data requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company, its directors, or employees or any of its agents or representatives indication in connection with such notice, the names of such Person and the material terms and conditions of any inquiries, proposals or offers; provided, however, that the Company shall not provide any information or data to any such Person or enter into discussions or negotiations with any such Person until two Business Days have expired following the delivery of the Proposal Notice to Parent. The Company agrees that it will promptly keep Parent informed of the status and terms of any such inquiries, proposals or offers and the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. The Company agrees that it will use commercially reasonable efforts to promptly inform its officers, directors, key employees and representatives of the obligations undertaken in this Section 4.2. Nothing in this Section 4.2 shall permit the Company to terminate this Agreement. Each of the Company and Parent acknowledge that this Section 4.2 was a significant inducement for Parent and Merger Sub to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration to be paid to the stockholders of the Company in the Merger or (ii) a failure to induce Parent and Merger Sub to enter into this Agreement.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

        5.1 Information Statement; Permit Application.

             (a) As soon as reasonably practicable after the execution of this Agreement, the Company, and as applicable, its Subsidiaries shall prepare, with the full cooperation of Parent, the Information Statement for the stockholders of the Company to adopt this Agreement. Parent, the Company, and each of Company's Subsidiaries shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its and its Subsidiaries' business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company and each of its Subsidiaries will promptly advise Parent, and Parent will promptly advise the Company in writing if at any time prior to the Effective Time either the Company, its Subsidiaries or Parent, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the board of directors of the Company that the Company's stockholders adopt this Agreement and the conclusion of the board of directors that the terms and conditions of the Merger are advisable and fair and reasonable to, and in the best interests of, the stockholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion. Notwithstanding the foregoing, the Company may make a Qualifying Amendment if, in the good faith judgment of the Company's board of directors (consistent with the written advice of outside counsel admitted to practice in Delaware) the failure to make such Qualifying Amendment is likely to constitute to a breach of the directors' fiduciary duties to the Company's stockholders under Delaware Law.

             (b) As soon as reasonably practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company and its Subsidiaries, and file the Permit Application. Parent and the Company and its Subsidiaries shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws and to cause the California Permit to be issued. Each of Parent and the Company agrees to provide promptly to the other such information concerning its and its Subsidiaries' business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and completion of the Permit Application. The Company and its Subsidiaries will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company and its Subsidiaries or Parent, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Permit Application any information with respect to the Company or its Subsidiaries or their respective affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

             (c) In the event that it is reasonably determined by Parent or the Company, following consultation with the other party and after Parent or the Company, as applicable, has used commercially reasonable efforts to obtain the California Permit, that such Permit cannot be obtained, or cannot reasonably be expected to be obtained, in time to permit the Closing to occur on or before January 31, 2001, then Parent and the Company shall use commercially reasonable efforts to effect the issuance of the shares of Parent Common Stock to be issued pursuant to Section 1.6 in a private placement pursuant to Section 4(2) of the Securities Act on terms and conditions that are reasonably satisfactory to both Parent and Company. The parties hereto acknowledge and agree that in such event:
(i) as a condition to effecting such issuance as a private placement pursuant to
Section 4(2) of the Securities Act, Parent shall be entitled to obtain from each stockholder of the Company a Stockholder Certificate in the form attached hereto as Exhibit F (or such other form as shall be reasonably satisfactory to Parent) (the "Stockholder Certificate") and that Parent will be relying upon the representations made by each stockholder of the Company in the applicable Stockholder Certificate in connection with the issuance of Parent Common Stock to such stockholder, provided that Parent shall use commercially reasonable efforts in arranging for a purchaser representative for any Company stockholders for whom such a representative may be necessary; (ii) (A) prior to Closing, Parent shall acting in good faith enter into and deliver to Company a registration rights agreement reasonably acceptable to each of Parent and the Company (the "Backup Registration Rights Agreement") providing that as soon as practicable, and in any event within thirty days after the Closing, Parent shall, with cooperation in customary form of each Company stockholder participating in such registration, prepare and file with the SEC a registration statement under the Securities Act for such shares on whatever form shall then be available to register such shares for public sale on a shelf registration basis, and (B) Parent shall use all commercially reasonable efforts to obtain the effectiveness of such registration statement as quickly as possible and to maintain such effectiveness of at least one-half of each calendar quarter (or portion thereof) following the Closing until all such shares may be sold publicly under the Securities Act (including sales under Rule 144 in brokers' transactions as therein defined); (iii) prior to the effectiveness of such registration, the shares of Parent Common Stock so issued in the private placement pursuant to Section 1.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iv) the certificates representing the shares of Parent Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

        5.2 Stockholder Approval. As soon as reasonably practicable following the execution and delivery of this Agreement, the Company shall give written notice of this Agreement and the proposed Merger to all Company stockholders and shall use commercially reasonable efforts to take all other action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of the stockholders of the Company or to secure the written consent of its stockholders ("Company Stockholder Action") before January 18, 2001. The Company shall submit this Agreement to its stockholders for adoption whether or not the Company's board of directors determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that its stockholders reject it. The Company shall consult with Parent regarding the date of the Company Stockholder Action and shall not postpone or adjourn (other than for the absence of a quorum) any meeting of the stockholders of the Company without the consent of Parent, which consent shall not be unreasonably withheld. The Company shall use all commercially reasonable efforts required to solicit and obtain from stockholders of the Company proxies or written consents in favor of the Merger and this Agreement and shall take all other action necessary or advisable to secure the vote or written consent of stockholders required to effect the Merger. The materials submitted to the stockholders of the Company in respect of the Merger shall have been subject to prior review and comment by Parent and shall include (a) information regarding the Company, the terms of the Merger and this Agreement, (b) subject to the right under Section 5.1(a) to make a Qualifying Amendment, the unanimous recommendation of the board of directors of the Company that the Company's stockholders adopt this Agreement and approve and execute such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Parent Common Stock in the Merger,
(c) subject to the right under Section 5.1(a) to make a Qualifying Amendment, the conclusion of the board of directors of the Company that the terms and conditions of this Agreement and the Merger are advisable, fair and reasonable to, and in the best interests of, the Company's stockholders and (d) such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Parent Common Stock in the Merger.

        5.3 Access to Information. Subject in all cases to the Company's obligations of confidentiality with respect to third-party confidential information, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, the Company shall (a) give Parent and its officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities and to all Books and Records of the Company or its Subsidiaries, whether located on the premises of the Company or at another location; (b) permit Parent to make such inspections as it may require; (c) cause its officers to furnish Parent such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company or its Subsidiaries as Parent from time to time may request, including financial statements and schedules; (e) allow Parent the opportunity to interview such employees and other personnel and Affiliates of the Company or its Subsidiaries with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (f) assist and cooperate with Parent in the development of cooperation plans for implementation by Parent and the Surviving Corporation following the Effective Time; provided, however, that no investigation made prior to the date of this Agreement or made pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. Subject to
Section 5.4 and the agreements referenced therein, materials furnished to Parent pursuant to this Section 5.4 may be used by Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

        5.4 Confidentiality. The parties acknowledge that Parent and the Company have previously executed certain non-disclosure agreements and an Exclusivity Agreement containing confidentiality provisions dated as of October 16, 2000, and have implemented certain confidentiality procedures pursuant thereto (collectively, the "Confidentiality Agreements"), which Confidentiality Agreement shall continue in full force and effect in accordance with their terms. Without limiting the foregoing, all information furnished to Parent and its officers, employees, accountants and counsel by the Company, and all information furnished to the Company by Parent and its officers, employees, accountants and counsel, shall be covered by the Confidentiality Agreements, and Parent and the Company shall be fully liable and responsible under the Confidentiality Agreements for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives.

        5.5 Expenses. All fees and expenses incurred in connection with the Merger (whether or not it is consummated), including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third-Party Expenses") incurred by a party or other Person in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party or other Person incurring such fees and expenses. The Company shall consult, in advance, with Parent prior to incurring material Third-Party Expenses in excess of the estimates previously provided to Parent.

        5.6 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) each of Parent and the Company shall be permitted to disclose the existence (but not the terms) of this Agreement to their customers, suppliers and sales representatives with whom it has non-disclosure agreements that apply to such disclosure (or the other party otherwise agrees to such disclosure) and, except as set forth in Section 4.2, for which there is a business reason for the disclosure and (ii) pursuant to
Section 4.2, the Company may, in general terms only, in response to inquiries from third parties concerning any Competing Proposed Transaction, inform such third parties that the Company is under a contractual obligation not to discuss such matters.

        5.7 Approvals. The Company and Parent shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and each party shall provide the other with such assistance and information as is reasonably required to obtain such Approvals.

        5.8 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.10 Company Affiliate Agreements. Section 5.10 of the Company Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment following consultation with legal counsel and accounting advisors, are or may be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act (the "Company Affiliates"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use commercially reasonable efforts to deliver or cause to be delivered to Parent on or prior to the Closing from each of the Company Affiliates, an executed Company Affiliate Agreement. The Company agrees that if any Person would have been a Company Affiliate had such Person been an officer, director or stockholder of the Company as of the date of this Agreement, the Company shall use its commercially reasonable efforts to cause such person to execute and deliver to the Company a Company Affiliate Agreement promptly upon such Person attaining such status.

        5.11 Additional Documents and Further Assurances; Cooperation. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Merger; provided, however, that neither party shall be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use best efforts to cause the conditions set forth in Article 6 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party. The Company and Parent shall each use best efforts to deliver (including taking all actions within their respective control necessary to be able to deliver) tax matter certificates to counsel substantially in the form of Exhibit G-1 attached hereto, in the case of the Company, and Exhibit G-2 attached hereto, in the case of Parent.

        5.12 Indemnification. Parent, the Company and the Surviving Corporation agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "Company Indemnified Parties") as provided in its certificate of incorporation or bylaws or indemnification agreements as in effect on the date of this Agreement shall continue in full force and effect for a period of three years from and after the Closing Date, assuming the consummation of the Merger; provided, however, that, in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the certificate of incorporation or bylaws or indemnification agreements of the Surviving Corporation or otherwise shall be made by independent counsel selected by the Surviving Corporation reasonably satisfactory to the Company Indemnified Party (whose fees and expenses shall be paid by the Surviving Corporation), which such determination shall be final and binding on the parties thereto. The Company hereby represents and warrants to Parent that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

        5.13 Form S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Effective Time to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

        5.14 NNM Listing of Additional Shares Application. Parent shall, to the extent required by the rules of the NNM, file a listing of additional shares with the NNM with respect to the shares of Parent Common Stock required to be reserved for issuance, in connection with the Merger.

        5.15 Company's Auditors. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (b) the review of any Company audit or review work papers, including the examination of selected interim financial statements and data, (c) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants, and (d) the securing of a binding fee commitment (on terms similar to those in place on the date of this Agreement) with respect to consents and comfort letters requested by Parent after the Closing.

        5.16 Termination of 401(k) Plans. Unless Parent requests otherwise in writing, the board of directors of the Company shall adopt resolutions terminating, effective prior to the Closing Date, any Plan which is intended to meet the requirements of Section 401(k) of the Internal Revenue Code, and which is sponsored, or contributed to, by the Company or any Subsidiary. At the Closing, the Company shall provide Parent (a) executed resolutions of the board of directors of Parent authorizing such termination and (b) as necessary, an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

        5.17 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the board of directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement and the Ancillary Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

        5.18 Post-Closing Conduct of Business.

             (a) Neither Parent nor the Company shall take, nor permit its Affiliates to take, any action prior to or following the Closing that would cause the Merger, including the delivery of all Parent Common Stock to the holders of shares of Company Stock, Company Options or Company Warrants under
Section 1.6(a), to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and each shall report all transactions under this Agreement and the Ancillary Agreements in accordance with their characterizations herein.

             (b) Neither Parent nor the Surviving Corporation shall take any action that would cause Parent or the Surviving Corporation to disclose any confidential information subject to non-disclosure agreements with third parties to each other or to any third party in a manner that would reasonably be expected to breach such agreements with third parties. Parent and the Surviving Corporation shall use commercially reasonable efforts to ensure that any such confidential information is not disclosed to each other or to any third party in a manner that would reasonably be expected to breach such agreements with third parties, by Parent or the Surviving Corporation, as the case may be, or any of their respective employees. If any such confidential information is disclosed to the other party or to any third party (by mistake, or otherwise), in a manner that would reasonably be expected to breach such agreements with third parties, the party receiving such confidential information shall promptly notify the other party of such disclosure and return such confidential information to the other party.

        5.19 Company Repurchases. The Company will exercise any rights that mature between the date hereof and the Effective Time to repurchase any outstanding shares of Company Common Stock at the price at which such shares were issued.

        5.20 Information Technology Access. Subject in all cases to the Company's obligations of confidentiality with respect to third-party confidential information, in furtherance of Section 5.3 and to facilitate prompt integration following the Closing of the Company's information technology ("IT") inventory (e.g., voice and data network services and software and hardware, licenses, financial/accounting software, IT budgets, etc.) with Parent's, the Company will, between the date of this Agreement and the Closing Date, provide Parent and its Representatives with access to the Company's IT inventory, as well as the Company's personnel responsible for such IT inventory. Because of the substantial lead time that may be required to order and install new software and hardware to integrate the Company's IT systems with Parent's, and the importance of a smooth integration of such IT systems promptly after the Closing, the Company agrees that Parent may order, between the date of this Agreement and the Closing Date, either in Parent's name or, if required by the vendor, the Company's name, any new IT services, hardware and software that Parent believes will be needed at the Company's facilities in order to coordinate Parent's and the Company's respective operations following the Closing. The Company, between the date of this Agreement and the Closing Date, will cooperate with Parent in the installation of such IT systems, hardware and software prior to and in anticipation of the Closing, including providing Parent with reasonable access to and use of appropriate Company personnel. If required by the vendor, at Parent's request, the Company, between the date of this Agreement and the Closing Date, will place IT systems, hardware and software orders in the Company's name. For clarity, it is the parties' intent not to connect any of the ordered services or systems prior to the Closing. Parent and the Company agree to cooperate, between the date of this Agreement and the Closing Date, with each other to minimize any potential disruption to the Company's business from the IT integration efforts; provided, however, that Parent will not have any liability to the Company for any such disruption or as may otherwise result from the IT integration efforts, except as may be directly caused by Parent's gross negligence or willful misconduct; and provided further that in no event will Parent have any liability to the Company for any indirect, incidental, consequential, special or speculative damages, including damages for loss of profits or use, business interruption or loss of goodwill, irrespective of whether such damages arise under contract, tort, statute or otherwise and whether or not the Company has given Parent advance notice of the possibility of such damages. If the

Closing does not occur, other than because of the Company's breach of this Agreement, Parent will reimburse the Company for its reasonable and documented out-of-pocket costs incurred by it in connection with the ordering and installation of IT services, hardware and software. If Parent is so required to reimburse the Company, Parent will own any such hardware and software and will pay for its removal from Company premises. Parent and the Company will cooperate in the removal of any such hardware or software so as to minimize any disruption to the Company's business. In addition, if the Closing does not occur, the Company will cooperate with Parent in canceling any orders for IT services, hardware or software and will otherwise act to minimize the costs which might be incurred in connection with the IT integration efforts.

        5.21 Intellectual Property. The Company shall give Parent prompt notice that any Person shall have (a) commenced, or shall have notified the Company that it intends to commence, an Action or Proceeding or (b) provided the Company with notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in any development tools (including standard cells) or design environments designed or modified by the Company infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property.

        5.22 Delivery of Stock Ledger and Minute Book of the Company. The Company shall deliver its stock ledger and minute book to Parent at the Closing.

        5.23 New Hires; Top-Up Grants. Grants by the Company of Company Options to new employees or of additional Company Options to existing employees following the date hereof and prior to the Closing Date, in each case in excess of the amounts reflected on the Company Disclosure Schedule as being outstanding as of the date of this Agreement, if requested or approved by Parent, shall be supported by additional shares of Parent Common Stock (in excess of the shares of Parent Common Stock otherwise deliverable under this Agreement) reserved or otherwise made available for such purpose by Parent on or after the Closing Date. Nothing in this Section 5.23 shall be construed to permit any grant by the Company of Company Options that would violate the provisions of that certain Loan Agreement dated as of August 24, 2000 among the Company, Anantakotiraju Vegesna , the Lenders named therein and Bank of America, N.A., as administrative agent, as may be amended from time to time.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated hereby shall have been timely obtained; and any waiting period applicable to the consummation of the Merger under the HSR Act (other than with respect to the receipt of Parent Common Stock by a stockholder of the Company) shall have expired or been terminated.

            (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or require Parent to (i) hold separate the assets of the Surviving Corporation or (ii) not exercise full voting rights with respect to its shares of capital stock of the Surviving Corporation or (iii) which would permit consummation of the Merger only if certain divestitures were made or if Parent were to agree to limitations on its or its Subsidiaries' business activities or operations.

            (c) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the Company's stockholders in accordance with Delaware Law.

            (d) Fairness Hearing and California Permit; Private Placement Alternative. Either (i) the fairness hearing shall have been held by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California, or (ii) if the issuance of the shares of Parent Common Stock pursuant to Section 1.6 is effected in a private placement pursuant to Section 4(2) of the Securities Act, Parent and the Company shall have executed and delivered the Backup Registration Rights Agreement in conformity with Section 5.1(c) and otherwise in form and substance reasonably satisfactory to the Company (and such Backup Registration Rights Agreement shall be in full force and effect), and the Company shall be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger pursuant to Section 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

        6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all qualifications and exceptions referring to a "material adverse change in the Business or Condition of Parent" or a "material adverse effect on Parent" and other materiality qualifications and materiality exceptions contained in such representations and warranties shall be disregarded.

            (b) Performance. Parent and Merger Sub shall have performed and complied with in all material respects each agreements, covenant and obligation required by this Agreement to be so performed or complied with by the Parent and Merger Sub at or before the Closing.

            (c) Officers' Certificates. Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date and executed by its President and Chief Executive Officer, substantially in the form set forth in Exhibit H-1 attached hereto, and a certificate, dated the Closing Date and executed by the Secretary of Parent and Merger Sub, substantially in the form set forth in Exhibit H-2 attached hereto.

            (d) Legal Opinion. The legal opinion from Brobeck, Phleger & Harrison LLP, counsel to Parent, set forth in Exhibit I attached hereto shall not have been withdrawn (based solely on facts, circumstances or events that existed on or prior to the date of this Agreement).

            (e) Tax Opinion. The Company shall have received a written opinion from Arnold & Porter substantially in the form of Exhibit L attached hereto; provided, however, if Arnold & Porter is unable to deliver such opinion, the Company, Parent and Merger Sub shall use their commercially reasonable best efforts to cause another law firm of national reputation to deliver a written opinion to the same effect at or prior to Closing, and if such an opinion is so delivered, this condition shall be satisfied.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations and Warranties. The representations and warranties of the Company (i) set forth in the Sections of this Agreement set forth on Schedule 6.3(a)(i) shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of the Company; (ii) set forth in the Sections of this Agreement set forth on Schedule 6.3(a)(ii) shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if (A) the inaccuracy was not made intentionally or recklessly or (B) the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of the Company; (iii) set forth in the Sections of this Agreement set forth on Schedule

6.3(a)(iii) shall be accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of the Company; (iv) set forth in the Sections of this Agreement set forth on Schedule 6.3(a)(iv) shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if (A) the inaccuracy was not made intentionally or recklessly or (B) the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of the Company; and (v) set forth in Section 2.36 of this Agreement, with respect to statements made by the Company in preparation of the Permit Application and Information Statement, shall have been accurate in all respects as of the time of such statements and the date of the taking of the Company Stockholder Action; provided, however, that, in each case for purposes of determining the accuracy of such representations and warranties, (x) all qualifications and exceptions referring to a "material adverse change in the Business or Condition of the Company" and other materiality qualifications and exceptions contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement (other than to reflect actions taken by the Company which are not in violation of the covenants of this Agreement) shall be disregarded; and provided, further that neither of the following, in and of themselves, shall constitute a material adverse change: (i) changes or effects which are primarily and directly caused by the execution, delivery or performance of the pre-closing covenants set forth in this Agreement, and (ii) any material adverse change resulting from changes in economic conditions in the economy.

            (b) Performance. The Company shall have (i) performed and complied with in all material respects each agreement, covenant or obligation set forth in the Sections of this Agreement set forth on Schedule 6.3(b)(i) required by this Agreement to be so performed or complied with by the Company on or before the Closing Date, and (ii) shall not have willfully and intentionally failed to comply in a material respect with any agreement, covenant obligation set forth in the Sections of this Agreement set forth on Schedule 6.3(b)(ii) required by this Agreement to be so performed or complied with by the Company at or before the Closing.

            (c) Officers' Certificates. The Company shall have delivered to Parent a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit J-1 attached hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit J-2 attached hereto.

            (d) Legal Opinion. The legal opinions from legal counsel to the Company, set forth in Exhibit K-1 and Exhibit K-2 attached hereto shall not have been withdrawn (based solely on facts, circumstances or events that existed as of the date of this Agreement).

            (e) Non-Competition Agreements. Each of the persons listed on
Schedule 6.3(e) shall have executed and delivered to Parent a Non-Competition Agreement and all of the Non-Competition Agreements shall be in full force and effect effective with the Closing.

            (f) Delivery of Agreements.

                (i) Each Company Affiliate shall have executed and delivered to Parent a Company Affiliate Agreement in full force and effect as of the Closing.

                (ii) The stockholders of the Company listed on Schedule 6.3(f)(ii) shall have executed and delivered to Parent a Support Agreement, and neither an incurable breach nor a curable breach thereof shall have occurred; provided that such stockholders shall have the right to cure any curable breach within five days of the delivery by Parent of a notice specifying such curable breach.

                (iii) The stockholders of the Company listed on Schedule 6.3(f)(iii) shall have executed and delivered to Parent a Stock Repurchase Agreement, and neither an incurable breach nor a curable breach thereof shall have occurred; provided that such stockholders shall have the right to cure any curable breach within five days of the delivery by Parent of a notice specifying such curable breach.

            (g) Employees. The employees of the Company set forth on Schedule 6.3(g) shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by the Surviving Corporation, following the Merger or that they are not willing or do not intend to execute and deliver to Parent Parent's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect (other than disclosure and exception of prior inventions which were disclosed and excepted on their similar agreements existing as of the date of this Agreement between such employee and the Company). At least ninety percent (90%) of the engineering and research and development employees of the Company (excluding the employees identified on Schedule 6.3(g)) employed as of the date of this Agreement shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by the Surviving Corporation following the Merger or to execute and deliver to Parent Parent's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect (other than disclosure and exception of prior inventions which were disclosed and excepted on their similar agreements existing as of the date of this Agreement between such employee and the Company). If one or more Company employees cease to be employed by the Company as a result of death or bona fide permanent disability, the number of employees of the Company as of the date of this Agreement will be reduced by one (1) for purposes of making the necessary calculation.

            (h) Limitation on Dissent. Holders of no more than five percent (5.0%) of the outstanding shares of Company Capital Stock, on an "as if converted to Company Common Stock" basis, shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under Delaware Law with respect to their shares by virtue of the Merger.

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                                   ARTICLE 7
       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS;
                                ESCROW PROVISIONS

        7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Parent, Merger Sub or the Company (whether pursuant to Section 5.3 or otherwise) or a waiver by Parent, Merger Sub or the Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for the representations and warranties set forth in Section 2.17 (which shall survive the Merger and continue until the eighteen-month anniversary of the Closing
Date), all of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the one-year anniversary of the Closing Date (the "Expiration Date"). For the avoidance of doubt, each provision of Article 1 and all corresponding Schedules shall survive until the satisfaction of all obligations described therein, and each provision of Article 9 and Article 10 shall survive so long as it is relevant to any other surviving provision. Except with respect to Losses timely claimed pursuant to Section 7.2(e), no action or proceeding may be instituted to enforce, or seek damages or other remedies with respect to the breach of any representation or warranty after the expiration of the period of survival for such representation or warranty as described above. Subject to the preceding sentence, the Stockholder Agent and the stockholders of the Company shall have all remedies available at law or in equity against Parent to compensate them and their employees, agents, and Affiliates for any and all Losses (whether or not involving a Third-Party Claim), incurred or sustained by any of them as a result of (i) any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty of Parent or Merger Sub, as of the date of this Agreement or the Closing Date, contained in this Agreement or in the Ancillary Agreements or any other instrument delivered pursuant to this Agreement, or (ii) any breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement, any Ancillary Agreement, or in any instrument delivered pursuant to this Agreement.

        7.2 Escrow Provisions.

            (a) Establishment of the Escrow Fund. As soon as reasonably practicable after the Effective Time, an Earn Out Delivery Date or an Option Exercise Date, as the case may be, the applicable portion of the Escrow Fund, without any act of any stockholder, will be deposited with the Depositary Agent (plus any additional shares of Parent Common Stock as may be issued in respect of the Escrow Fund upon any stock splits, non-taxable stock dividends or recapitalizations effected by Parent following the Effective Time), such deposits to constitute the "Escrow Fund" to be governed by the terms set forth herein. The Escrow Fund shall be increased and the Unexercised Escrow shall be decreased to the extent that a deposit is made, pursuant to Section 1.10(a)(ii)(y), into the Escrow Fund upon the exercise of a Company Option or a Company Warrant. Notwithstanding the references in this Agreement to the "escrow" and the Escrow Fund, the parties acknowledge and agree that the Depositary Agent is acting as a depositary and not as an escrow agent pursuant to this Article 7. Additionally, the Unexercised Escrow shall be increased by any additional shares of Parent Common Stock as may be issued in respect of the Unexercised Escrow upon any stock splits, non-taxable stock dividends or recapitalizations effected by Parent following the Effective Time.

            (b) Recourse to the Escrow Fund. The Escrow Amount shall be available to compensate Parent, its officers, directors, employees, agents and Affiliates (collectively, the "Parent Indemnitees") for any and all Losses (whether or not involving a Third-Party Claim), incurred or sustained by Parent or any other Parent Indemnitee as a result of (i) any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty of the Company, as of the date of this Agreement, contained in this Agreement or in the Ancillary Agreements or any other instrument delivered pursuant to this Agreement; (ii) any breach of or inaccuracy in any representation or warranty of the Company, as of the date of this Agreement or the Closing Date, contained in the Sections of this Agreement set forth on Schedule 7.2(b)(ii); (iii) any intentional or reckless breach of any representation or warranty of the Company, on the Closing Date, contained in the Sections of this Agreement set forth on Schedule 7.2(b)(iii); (iv) any breach of any covenant or agreement of the Company contained in this Agreement (except for the covenants of the Company set forth in the first three sentences of Section 4.1) the Ancillary Agreements or in any instrument delivered pursuant to this Agreement; (v) any inaccuracy or breach of any representation or warranty of the Company in this Agreement arising out of third-party confidential information, not previously disclosed to Parent based upon the Company's confidentiality obligations to third parties, that has a material adverse effect in the Business or the Condition of the Company; (vi) any redemption, repurchase or other right to purchase shares of Company Capital Stock exercised prior to the date of this Agreement (other than pursuant to the Company Stock Plans); (vii) the inclusion of the Company and its Subsidiaries in the Tax returns of any other Person prior to the Closing Date or (viii) one half of any payments or royalties owed (net of any offset to other royalty obligations) with respect to the first item set forth in Section 2.17(b) of the Company Disclosure Schedule as of the Closing; provided, however, that, except in the case of claims for Losses resulting from a breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 2.3 or as modified or supplemented by Section 2.3 of the Company Disclosure, Parent may not make any claims against the Escrow Amount unless the aggregate Losses incurred or sustained exceed $1,500,000 (at which such time claims may be made for all Losses incurred or sustained in excess of such amount). The dollar threshold set forth in the immediately preceding proviso shall not apply to Losses resulting from any breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 2.3 or Section 2.3 of the Company Disclosure Schedule, which shall be recoverable without respect to any threshold amount to the extent that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the Company Stockholders. The Company Stockholders shall not have any liability under this Agreement of any sort whatsoever in excess of the Escrow Amount, except (x) in the event of fraud or willful misconduct by the Company of any of its representations, warranties, agreements or covenants contained in this Agreement, the Ancillary Agreements or in any other instrument or document required to be delivered pursuant to this Agreement in connection herewith or
(y) with respect to the indemnification obligations in Section 7.2(b)(vi). Insofar as a Loss is claimed, after the Escrow Fund has been distributed to the Company Stockholders, under (x) Section 7.2(b)(i) relating to a breach of
Section 2.17 or Section 7.2(b)(iii) relating to a breach of Section 2.17, or (y)
Section 7.2(b)(iv), Section 7.2(b)(v) or Section 7.2(b)(vii) or Section

7.2(b)(viii), the Company Stockholders shall be liable for such Losses (A) up to, but not in the aggregate in excess of (for all such Losses and all Company Stockholders) the released portion of the Escrow Amount and (B) subject to the procedures set forth in this Article 7. In the event of such a fraudulent breach, Parent shall have all remedies available at law or in equity (including for tort) with respect to such breach. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any stockholder of the Company have any liability of any sort in excess of the Merger consideration received by such stockholder in connection with the Merger or the proceeds, if any, received by such stockholder in connection with the disposition of such Merger consideration.

            (c) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m. Pacific time upon the first date upon which (i) there are no assets in the Escrow Fund and (ii) it is not possible that any future deposits will be made into the Escrow Fund (the period of time from the Effective Time through and including such first date and time is referred to as the "Escrow Period"). All shares of Parent Common Stock and any other securities, property, rights or privileges remaining in the Escrow Fund at 5:00 p.m. Pacific Time on the Expiration Date shall be distributed at such time as set forth in the last sentence of this Section 7.2(c); provided, however, that the amount of such assets equal to the Funded Fraction of the sum of all Reasonable Amounts with respect to all Asserted Claims as of the Expiration Date shall not be distributed, but instead shall be retained in the Escrow Fund. The "Funded Fraction" as of any date of determination shall mean the fraction having as its numerator the amount of the Escrow Fund as of such date and as its denominator the total amount of the Escrow Amount as of such date. The "Reasonable Amount" with respect to any claim shall equal the amount necessary in the reasonable judgment of Parent, subject to the objection of the Stockholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 7.2(g), to satisfy such claim. An "Asserted Claim" as of any date shall mean an unsatisfied claim under this Section 7.2 (brought within the applicable time limits specified in Section 7.1) concerning facts and circumstances existing prior to such date, which claim is specified in any Officer's Certificate timely delivered to the Depositary Agent prior to such date. As soon as any such Asserted Claim, if any, has been resolved, the Depositary Agent shall deliver to the stockholders of the Company their respective shares of the remaining portion of the Escrow Fund in excess of the Funded Fraction of the sum of the Reasonable Amounts for all Asserted Claims as of such date. As soon as there are no remaining unsatisfied Asserted Claims, the entire remaining balance of the Escrow Fund shall be distributed to the stockholders of the Company in accordance with the last sentence of this Section 7.2(c). Deliveries of shares of Parent Common Stock and any other securities, property, rights or privileges remaining in the Escrow Fund to the stockholders of the Company pursuant to this
Section 7.2(c) shall be made as set forth in Section 1.10(a)(iii). Each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Common Stock in connection with such delivery (after aggregating all fractional shares of Parent Common Stock to be received by such holder in connection with such delivery) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price. Parent and the Depository Agent shall use their commercially reasonable efforts to have such shares and other distributable items delivered within five (5) Business Days after such resolution and in any event shall cause such distribution to occur in full no later than thirty (30) calendar days after such resolution.

            (d) Protection of Escrow Fund.

                (i) The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common Stock or other Equity Equivalents securities issued or distributed by Parent ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund, or in the Unexercised Escrow which have not been released from the Unexercised Escrow, shall be added to the Escrow Fund or the Unexercised Escrow, as the case may be. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends and other taxable property distributions on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders of the Parent Common Stock on the record date set for any such dividend.

                (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund with respect to such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

            (e) Claims Upon Escrow Fund.

                (i) Upon receipt by the Depositary Agent at any time on or before the last day of the Escrow Period and within the applicable survival period specified in Section 7.1, of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent or another Parent Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any item specified in Section 7.2(b)(i) through Section 7.2(b)(viii), inclusive, (or any claim by any third party alleging, constituting or involving any such item), and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, the claimant or payee, if any, and the nature of the misrepresentation, breach of warranty, agreement or covenant, if any, to which such item is related, the Depositary Agent shall, subject to the last sentence of this paragraph and to the provisions of Section 7.2(f), reduce the Escrow Fund and credit Parent with a portion of the Unexercised Escrow in a total amount equal to such Losses. The Depositary shall allocate such reduction between the Escrow Fund and the Unexercised Escrow in the same proportion as the Escrow Fund and the Unexercised Escrow bear to the Escrow Amount as of the date of such reduction. The Depositary Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund equal to such reduction in the Escrow Fund. Additionally, the Parent shall be entitled to receive the portion of the Escrow Fund attributable to any portion of the Unexercised Escrow, which on an Option Exercise Date, is reduced to the extent of a deposit into the Escrow Fund. Furthermore, to the extent that there are not sufficient assets in the Escrow Amount to reimburse or cover such Losses at the time such timely claim is made, then future assets deposited or credited to the Escrow Amount, if any, shall be delivered to Parent until the total amount of such Losses has been reimbursed or covered (including by credit against the Unexercised Escrow). Where the basis for a claim upon the Escrow Amount by Parent is that Parent reasonably anticipates that it will pay or accrue a Loss, no payment or credit will be made from the Escrow Amount for such Loss unless and until such Loss is actually paid or accrued.

                (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered or credited to Parent out of the Escrow Fund pursuant to Section 7.2(e)(i), the shares of Parent Common Stock shall be valued at the Closing Price.

            (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent and for a period of thirty (30) days after such delivery, the Depositary Agent shall not reduce the Escrow Amount pursuant to Section 7.2(e) unless the Depositary Agent shall have received written authorization from the Stockholder Agent to make such reduction. After the expiration of such thirty (30) day period, the Depositary Agent shall reduce the Escrow Amount in accordance with Section 7.2(e), provided that no such reduction may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such 30 day period.

            (g) Resolution of Conflicts; Arbitration.

                (i) In case the Stockholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and reduce the Escrow Amount in accordance with the terms thereof and thereafter comply with
Section 7.2(e).

                (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third-Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by Parent and one selected by the Stockholder Agent, and the two arbitrators selected by Parent and the Stockholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f), the Depositary Agent shall be entitled to act in accordance with such decision and make or withhold reductions to the Escrow Amount in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Los Angeles, California, except in the case of an arbitration brought by Parent against the Company, Surviving Company, any Company Stockholder or Stockholder Agent which shall be held in the city or county of Santa Clara, under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 7.2(g),
(i) in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award Parent less than or equal to the sum of one-half of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Stockholder Agent shall be deemed to be the Non-Prevailing Party and (ii) in any arbitration hereunder in which an Earn Out is in dispute, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators determine that more than or equal to the sum of one-half of the disputed amount of any Earn Out Determination plus any amounts not in dispute have been earned pursuant to the disputed Earn Out; otherwise, the stockholders of the Company, as represented by the Stockholder Agent, shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Any claims by the Company's stockholders with respect to Earn Out Shares shall be satisfied, if they prevail, by the issuance of new shares of Parent Common Stock, and nothing in this paragraph, or elsewhere in this Agreement shall be interpreted or construed to mean that any such claims may be satisfied out of the Escrow Fund.

            (h) Stockholder Agent of the Stockholders; Power of Attorney.

                (i) In the event that the this Agreement is adopted by the stockholders of the Company, effective upon such vote, and without further act of any Company Stockholder, Anantakotiraju Vegesna shall, to the fullest extent permitted by law, be appointed as agent and attorney-in-fact (the "Stockholder Agent") for the Company Stockholders (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law or the California Code, as applicable), for and on behalf of the Company Stockholders, to give and receive notices and communications, to authorize reductions in the Escrow Amount, to determine, object to and approve Earn Out Amounts, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted stockholder agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services; provided, however, the Stockholder Agent shall be entitled to reimbursement for his reasonable out-of-pocket expenses, including reasonable attorney's fees, incurred in performing his duties and functions hereunder, and shall be entitled to withhold, sell and apply the proceeds of Parent Common Stock or other assets otherwise distributable to Company Stockholders, including amounts distributable at Closing, in such amounts as the Stockholder Agent reasonably deems necessary or appropriate, toward the reimbursement of such expenses and the establishment of reserves for future such expenses. Notices or communications to or from the Stockholder Agent shall constitute, to the fullest extent permitted by law, notice to or from each of the Company Stockholders.

                (ii) The Stockholder Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment. The Stockholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholder Agent based on such advice, the Stockholder Agent shall not be liable to anyone. The Stockholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Stockholder Agent.

                (iii) The Stockholder Agent shall have reasonable access to information about the Company and Parent, and shall also have the reasonable assistance of the Company's and Parent's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company or Parent to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially) without prior consent of Company or Parent, as the case may be.

            (i) Actions of the Stockholder Agent. A decision, act, consent or instruction of the Stockholder Agent shall, to the fullest extent permitted by law, constitute a decision of all of the Company Stockholders for whom a portion of the Parent Common Stock otherwise issuable to them is deposited in the Escrow Fund and shall, to the fullest extent permitted by law, be final, binding and conclusive upon each Company Stockholders. The Depositary Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such Company Stockholder. The Depositary Agent and Parent are hereby relieved, to the fullest extent permitted by law, from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

            (j) Third-Party Claims. In the event Parent becomes aware of a third-party claim (a "Third-Party Claim") which Parent reasonably expects may result in a demand against the Escrow Amount, Parent shall notify the Stockholder Agent of such claim, and the Stockholder

Agent, as representative for the Company Stockholders, shall be entitled, at the Company Stockholders' expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any Third-Party Claim; provided, however, that if Parent settles any Third-Party Claim without the Stockholder Agent's consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent may not make a claim against the Escrow Amount with respect to the amount of Losses incurred by Parent in such settlement. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against the Escrow Amount with respect to the amount of Losses incurred by Parent in such settlement.

            (k) Indemnification for Stockholder Agent. The Company Stockholders shall, severally and not jointly, on a pro rata basis based on their proportionate beneficial ownership interests in the Company, indemnify, defend and hold the Stockholder Agent harmless from and against any loss, damage, tax, liability and expense that may be incurred by the Stockholder Agent arising out of or in connection with the acceptance or administration of the Stockholder Agent's duties, except as caused by the Stockholder Agent's willful misconduct, including the legal costs and expenses of defending such Stockholder Agent against any claim or liability in connection with the performance of the Stockholder Agent's duties. The Stockholder Agent shall be entitled, but not limited, to such indemnification from the Escrow Fund prior to any distribution thereof to the Company Stockholders, but after any distributions therefrom to Parent, and shall also be entitled without limitation to enforce such indemnity in accordance with Section 7.2(h)(i).

            (l) Depositary Agent's Duties.

                (i) The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Depositary Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                (iii) The Depositary Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

                (iv) In performing any duties under the Agreement, the Depositary Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent. The Depositary Agent shall not incur any such liability for
(A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him, her or it in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                (v) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Parent Common Stock (and any other securities, cash or property in its possession) and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock (and any other securities, cash or property) held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (vi) Parent and its successors and assigns agrees to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the performance of the Depositary Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                (vii) The Depositary Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: the parties shall use their commercially reasonable efforts to mutually agree on a successor depositary agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California. The successor depositary agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as Depositary Agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

            (m) All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Parent. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a) by mutual agreement of the Company, Parent and Merger Sub;

            (b) by Parent, Merger Sub or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on the latest of (x) February 28, 2001, (y) the date that is five (5) Business Days after the termination of any HSR waiting period, or (z) five Business Days following the final time for appeal or rehearing of the lifting of any temporary restraining order, preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or requiring Parent to (A) hold separate the assets of the Surviving Corporation,
(B) not to exercise full voting rights with respect to its shares of capital stock of the Surviving Corporation or (C) which would permit consummation of the Merger only if certain divestitures were made or if Parent were to agree to material limitations on its subsidiaries business activities or operations, but in any event no later than the six-month anniversary of this Agreement (provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure, or the willful failure of whose controlled subsidiary, to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

            (c) by Parent or Merger Sub if there shall be any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory

Authority, which would: (i) prohibit Parent or Merger Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or Merger Sub to dispose of or hold separate all or any portion of the Assets and Properties of the Company as a result of the Merger;

            (d) by Parent or Merger Sub if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company is not using its commercially reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to the Company (provided, however, that, no cure period shall be available for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or Section 6.3, as the case may be, would not be satisfied prior to the date specified in Section 8.1(b)(i);

            (e) by the Company if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) Parent is not using its commercially reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to Parent (provided, however, that no cure period shall be available for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or Section 6.2, as the case may be, would not be satisfied as of the date specified in Section 8.1(b)(i);

            (f) by Parent if, if at any time after five days following the meeting at which the Company's stockholders take the Company Stockholder Action, holders of more than five percent (5.0%) of the outstanding shares of Company Capital Stock (determined on an "as if converted to Company Common Stock" basis) shall have exercised, or have any continued right to exercise, appraisal, dissenters' or similar rights under Delaware Law with respect to their shares by virtue of the Merger;

            (g) by Parent, if this Agreement shall not have been adopted by the requisite vote or consent, as applicable, of the Company's stockholders in accordance with Delaware Law (i) at any meeting (or any adjournment thereof) convened for the purpose of taking a vote with respect to the adoption of this Agreement or (ii) in any solicitation of stockholder written consents with respect to the adoption of this Agreement, within twenty-five (25) days after the record date established for determining the stockholders of the Company entitled to consent;

            (h) by Parent, if any of the individuals listed on Schedule 6.3(g) cease to be employed by the Company, provided, however, that Parent may exercise this termination right with respect to a particular individual named in Schedule 6.3(g) only if Parent gives the Company written notice of termination of the Agreement within five (5) days after receipt of written notice from the Company that such individual has ceased to be employed by the Company; or

            (i) by Parent, if, at any time prior to the Closing, more than ten percent (10%) of the Company's engineering and research and development employees employed as of the date of this Agreement (exclusive of those listed on Schedule 6.3(g)) shall cease to be employed by the Company or if more than ten percent (10%) of such employees shall have given any notice or other indication that they are not willing to be employed by the Surviving Corporation following the Merger (it being understood if one or more Company employees cease to be employed by the Company as a result of death or bona fide permanent disability, the number of employees of the Company as of the date of this Agreement will be reduced by one (1) for purposes of making the necessary calculation).

        8.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or stockholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5 and 8.2, Article 9 (exclusive of Section 9.3) and the applicable definitions set forth in Article 10 shall remain in full force and effect and survive any termination of this Agreement.

        8.3 Amendment. Except as is otherwise required by applicable law after the stockholders of the Company adopt this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that the consent of the Stockholder Agent and the Depositary Agent shall not be required in connection with any amendment to this Agreement that does not affect the rights and obligations of the Stockholder Agent (or any of the holders of Company Common Stock, Company Options, or Company Warrants who are represented by the Stockholder Agent) or the Depositary Agent, as applicable.

        8.4 Extension; Waiver. At any time prior to the Effective Time, Parent, Merger Sub and the Company may (but shall not be obligated to), to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

        9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

               If to Parent to:

                      Broadcom Corporation
                      16215 Alton Parkway
                      Irvine, California 92619-7013
                      Facsimile No.:  (949) 450-8715
                      Attn:  President and Chief Executive Officer

                      and

                      Broadcom Corporation
                      16215 Alton Parkway
                      Irvine, California 92619-7013
                      Facsimile No.:  (949) 450-8715
                      Attn:  General Counsel

               with a copy (which shall not constitute notice) to:

                      Brobeck, Phleger & Harrison LLP
                      550 South Hope Street
                      Los Angeles, California 90071
                      Facsimile No.:  (213) 745-3345
                      Attn:  Richard S. Chernicoff

               If to the Company to:

                      Reliance Computer Corp.
                      2251 Lawson Lane
                      Santa Clara, CA 95054
                      Facsimile No.:  (408) 492-9956
                      Attn:  President and Chief Executive Officer

               with a copy (which shall not constitute notice) to:

                      Richard T. McCoy
                      612 Victoria Lane
                      Wexford, PA 15090-8795
                      Facsimile No.:  (724) 940-2679

               If to the Shareholder Agent:

                      Anantakotiraju Vegesna
                      c/o Reliance Computer Corp.
                      2251 Lawson Lane
                      Santa Clara, CA 95054
                      Facsimile No.:  (408) 492-9956
               with a copy (which shall not constitute notice) to:

                      Richard T. McCoy
                      612 Victoria Lane
                      Wexford, PA 15090-8795
                      Facsimile No.: (724) 940-2679

               If to the Depository Agent:

                      U.S. Stock Transfer Corporation
                      1745 Gardena Avenue
                      Glendale, California  91204-2991
                      Facsimile No.:  (818) 502-0674
                      Attn: Richard C. Brown, Vice President

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        9.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and Schedule 1.13, (a) constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreements (which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with their terms), and (b) shall be deemed to have the same effect on construction or interpretation of this Agreement as if set forth herein.

        9.3 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

        9.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

        9.5 Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 5.12 or Article 7; provided, that this Section 9.5 shall not be construed to prohibit an action for consideration which is unpaid at a time when Parent is then obligated to pay such amounts pursuant to Article 1.

        9.6 No Assignment; Binding Effect. Except as contemplated by Section 1.13(e) and in the case of Successor Stockholder Agents as permitted under
Section 7.2(h)(i), neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        9.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        9.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        9.9 Governing Law, Submission to Jurisdiction. Except as and to the extent required to consummate the Merger under Delaware Law, this Agreement, any Ancillary Agreements and any other closing documents shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into by California residents and performed entirely in California, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of the laws of California. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined by either a state court or federal court sitting in Santa Clara County, California and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counter claim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this
Section 9.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        9.10 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

        9.11 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

        9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Depositary Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

        9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Notwithstanding Section 9.9, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Nothing in Article 7 shall be construed or interpreted to limit this Section 9.13.

                                   ARTICLE 10
                                   DEFINITIONS

        10.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

             "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

             "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls ten percent (10%) or more of the total aggregate voting power of all classes of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person, or (c) as to a corporation, each director thereof and corporation's chief executive officer, president, and chief financial officer, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers comparable to a corporation's chief executive officer, president, and chief financial officer), and as to any other entity, each Person exercising similar authority to those of a director, chief executive officer, president, or chief financial officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

             "Aggregate Closing Share Number" means eleven million (11,000,000) shares of Parent Common Stock, subject to adjustment pursuant to Section 1.7 and
Section 5.23.

             "Aggregate Common Number" means the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including for this purpose all shares of Company Common Stock issued or issuable upon exercise, conversion or exchange in full of all unvested and vested Company Options and Company Warrants which are not exercised, converted, exchanged or expired as of the Effective Time).

             "Aggregate First Earn Out Share Number" means the number of First Earn Out Shares, as adjusted pursuant to Section 1.7.

             "Aggregate Second Earn Out Share Number" means the number of Second Earn Out Shares, as adjusted pursuant to Section 1.7.

             "Aggregate Share Number" means twenty million (20,000,000) shares of Parent Common Stock as adjusted pursuant to Section 1.7 and Section 5.23.

             "Aggregate Third Earn Out Share Number" means the number of Third Earn Out Shares, as adjusted pursuant to Section 1.7.

             "Agreement" means this Merger Agreement and Plan of Reorganization, including (unless the context otherwise requires) the Exhibits and the Company Disclosure Schedule and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

             "Ancillary Agreements" has the meaning ascribed to it in Section
2.2.

             "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

             "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

             "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

             "Audited Financial Statement Date" means March 31, 2000.

             "Audited Financial Statements" means the audited consolidated balance sheets of the Company as of each of the fiscal years ended March 27, 1998 through March 31, 2000, respectively, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, in each case, together with the notes thereto and the unqualified report of the Company's independent accountants with respect thereto.

             "Backup Registration Rights Agreement" has the meaning ascribed to it in Section 5.1(c).

             "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans, excluding, however, in all cases any materials that contain any confidential information of any third party (other than the Company or Parent) that is restricted by agreement or applicable law from being disclosed to parent and/or Persons.

             "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange, reorganization or other business combination transaction to which such Person is a party, (b) any sale, or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a substantial portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation) other than sales of inventory and license in the ordinary course of such Person's business and consistent with past practice, or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, to do any of the foregoing.

             "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

             "Business or Condition of Parent" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Parent and its Subsidiaries, considered in the aggregate.

             "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company and its Subsidiaries, considered in the aggregate.

             "California Code" means the California Corporations Code and all amendments and additions thereto.

             "California Permit" has the meaning ascribed to it in Section 1.14.

             "Certificates" has the meaning ascribed to it in Section 1.10(b).

             "Certificate of Merger" has the meaning ascribed to it in Section 1.2.

             "Closing" means the closing of the transactions contemplated by
Section 1.2.

             "Closing Date" has the meaning ascribed to it in Section 1.2.

             "Closing Exchange Ratio" means the quotient obtained by dividing
(a) the Aggregate Closing Share Number by (b) the Aggregate Common Number.

             "Closing Price" means the average closing sales price of Parent Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty (30) consecutive market trading days commencing on the thirty second
(32nd) market trading day prior to the Closing Date and ending on (inclusive) the third (3rd) market trading day prior to the Closing Date.

             "COBRA" has the meaning ascribed to it in Section 2.14(f).

             "Company" has the meaning ascribed to it in the forepart of this Agreement.

             "Company Affiliates" has the meaning ascribed to it in Section
5.10.

             "Company Affiliate Agreement" has the meaning ascribed to it in Recital C to this Agreement.

             "Company Common Stock" has the meaning ascribed to it in Section 2.3(a).

             "Company Disclosure Schedule" means the schedules delivered to Parent by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 or otherwise.

             "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

             "Company Indemnified Party" has the meaning ascribed to it in
Section 5.12.

             "Company Intellectual Property" shall mean any Intellectual Property that (a) is owned by; (b) is licensed to; (c) was developed or created by or for the Company or any of its Subsidiaries or (d) is used in or necessary for the conduct of the business of the Company as presently or heretofore conducted or as proposed to be conducted in the Company's Operating Plan, including (x) any Intellectual Property created by any of the Company's founders, employees, independent contractors or consultants for or on behalf of the Company or any of its Subsidiaries and (y) currently used or reasonably usable in the Company's business (except to the extent owned by a third party under "work for hire" or similar doctrines) created by any of the Company's founders prior to the creation of the Company or any of its Subsidiaries.

             "Company Option(s)" means any Option to purchase Company Capital Stock, excluding the Company Warrants.

             "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

             "Company Restricted Stock" means shares of Company Capital Stock purchased pursuant to an exercise of a Company Stock Purchase Right which are subject to a repurchase option by the Company.

             "Company Stock Plans" has the meaning ascribed to it in Section 1.6(d)(ii).

             "Company Stock Purchase Right" means a right to purchase Company Restricted Stock granted pursuant to a Company Stock Plan or otherwise.

             "Company Stockholder Action" has the meaning ascribed to it in
Section 2.35.

             "Company Stockholders" means all Persons who are the record holders of shares of Company Common Stock, Company Option or Company Warrants immediately prior to the Effective Time and any person who subsequent to the Effective Time becomes a holder of a Company Option or Company Warrant in accordance with the terms thereof.

             "Company Subsidiary" means a Subsidiary of the Company.

             "Company Warrants" means any and all warrants to purchase Company Common Stock, including the warrants listed in Section 2.3 of the Company Disclosure Schedule.

             "Competing Proposed Transaction" has the meaning ascribed to it in
Section 4.2.

             "Confidentiality Agreements" has the meaning ascribed to it in
Section 5.4.

             "Contract" means any material contract, agreement or other business arrangement (whether oral or written) including but not limited to:

                         (i) any distributor, sales, advertising, agency or manufacturer's representative contract;

                         (ii) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than fifty thousand dollars ($50,000) over the life of the contract;

                         (iii) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one (1) year after the date of this Agreement;

                         (iv) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                         (v) any contract for capital expenditures in excess of fifty thousand dollars ($50,000) in the aggregate;

                         (vi) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

                         (vii) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                         (viii) any contract with any person with whom the
                                Company does not deal at arm's-length;

                         (ix) any material contract that is not terminable by the Company upon thirty (30) days (or less) notice by the Company without penalty or obligation to make payments based on such termination and which (i) requires payments by the Company in excess of fifty thousand dollars ($50,000) (either alone or pursuant to a series of related contracts), or (ii) requires the Company to provide services to any Person after the Closing; or

                         (x)    any agreement of guarantee, support,
                                indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

             "Delaware Law" means the Delaware General Corporation Law and all amendments and additions thereto.

             "Depositary Agent" means U.S. Stock Transfer Corporation (or other institution acceptable to Parent and the Stockholder Agent).

             "Dissenting Shares" has the meaning ascribed to it in Section
1.9(a).

             "Earn Out Determination" has the meaning set forth in Section 1.13(b).

             "Earn Out Dispute Notice" has the meaning ascribed to it in Section 1.13(b).

             "Earn Out Date Escrow Amount" means (a) 0.10 multiplied by (b) the number of Earn Out Shares; provided that the Earn Out Date Escrow Amount shall equal zero (0) if as of the applicable Earn Out Delivery Date the Escrow Fund has been released to the Company Stockholders.

             "Earn Out Delivery Date" means the First Earn Out Delivery Date, Second Earn Out Delivery Date, and/or Third Earn Out Delivery Date, as applicable.

             "Earn Out Deposit Date" has the meaning ascribed to it in Section 1.13(b).

             "Earn Out Exchange Ratio" means the First Earn Out Exchange Ratio, the Second Earn Out Exchange Ratio, and/or the Third Earn Out Exchange Ratio, as applicable.

             "Earn Out Shares" shall have the meaning set forth in Schedule 1.13, as adjusted pursuant to Section 1.7 and 5.23.

             "Effective Time" has the meaning ascribed to it in Section 1.2.

             "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

             "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

             "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

             "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental or Regulatory Authority.

             "Equity Equivalents" means securities (including warrants and options to purchase any shares of Company Common Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

             "ERISA Affiliate" has the meaning ascribed to it in the definition of Plan in this Section 10.

             "Escrow Amount" means as of any determination date the sum of (a) the Escrow Fund and (b) the Unexercised Escrow.

             "Escrow Fund" has the meaning ascribed to it in Section 7.2(a).

             "Escrow Period" has the meaning ascribed to it in Section 7.2(c).

             "Estimated Third-Party Expenses" has the meaning ascribed to it in
Section 2.25.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

             "Exchange Agent" means U.S. Stock Transfer Corporation.

             "Exchange Ratios" means the Closing Exchange Ratio and the Earn Out Exchange Ratio, as applicable.

             "Exercise Number" shall have the meaning set forth in Section 1.6(d)(i).

             "Expiration Date" has the meaning ascribed to it in Section 7.1.

             "Fairness Hearing" has the meaning ascribed to it in Section 1.13.

             "Financial Statement Date" means December 31, 1999.

             "Final Earn Out Amount" has the meaning ascribed to in Section 1.13(c).

             "First Earn Out Delivery Date" shall mean the meaning set forth in
Schedule 1.13.

             "First Earn Out Exchange Ratio" means the quotient obtained by dividing (a) the Aggregate First Earn Out Share Number by (b) the Aggregate Common Number minus the Exercise Number of the Lenders' Warrant.

             "First Earn Out Shares" shall have the meaning set forth in
Schedule 1.13, as adjusted pursuant to Section 1.7.

             "Fully Diluted Option Share" means the number of shares of Company Common Stock issuable immediately prior to the Effective Time with respect to such holder's Company Option or Company Warrant divided by (x) the Aggregate Common Number minus (y) the number of shares of Company Common Stock issued or issuable immediately prior to the Effective Time with respect to the Lenders' Warrant.

             "Fully Diluted Stock Share" means the number of shares of Company Common Stock owned by such holder immediately prior to the Effective Time divided by (x) the Aggregate Common Number minus (y) the number of shares of Company Common Stock issued or issuable immediately prior to the Effective Time with respect to the Lenders' Warrant.

             "Funded Fraction" has the meaning ascribed to it in Section 7.2(c).

             "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

             "Good Faith Consultation" means consultation with a Person's independent accountants following disclosure in good faith to such accountants of all facts requested by such accountants or which the specified Person otherwise had reason to believe would be relevant to such accountants' assessment.

             "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

             "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

             "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

             "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

             "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases classified as such under GAAP and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

             "Information Statement" has the meaning ascribed to it in Section 2.36.

             "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

             "Interim Financial Statements" means the unaudited consolidated balance sheet of the Company as of November 30, 2000, and the related unaudited consolidated statement of operations and consolidated statement of cash flows for the eight- month period ended on such date.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

             "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

             "IRS" means the United States Internal Revenue Service or any successor entity.

             "IT" has the meaning ascribed to it in Section 5.20.

             "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

             "Lease Documents" has the meaning ascribed to it in Section
2.15(d).

             "Leased Real Property(ies)" has the meaning ascribed to it in
Section 2.15(a).

             "Lenders' Warrant" shall mean any Company Warrant issued pursuant to that certain Warrant Agreement dated as of August 24, 2000, among the Company, Blue Ridge Investments LLC, The Bank of Nova Scotia and FSC Corp.

             "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

             "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

             "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

             "Loss(es)" means (i) any and all damages, fines, fees, Taxes, penalties, amounts paid in respect of indemnification obligations, deficiencies, losses, (ii) special damages, incidental damages, consequential damages or punitive damages, whether or not foreseeable, (except special damages incidental damages, consequential damages or punitive damages of Parent, the Company or the Surviving Corporation) and (iii) expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all reasonable fees and expenses, including reasonable fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third-Party Claims or
(b) asserting or disputing any rights under this Agreement against any party hereto), net of any insurance proceeds actually received (offset by the present value any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third-party indemnification.

             "Made-in-America Requirements" has the meaning ascribed to it in
Section 2.17(h).

             "Merger" has the meaning ascribed to it in Recital A to this Agreement.

             "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement.

             "NASD" means the National Association of Securities Dealers, Inc.

             "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).

             "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

             "Non-Competition Agreement" has the meaning ascribed to it in Recital D to this Agreement.

             "Non-Prevailing Party" has the meaning ascribed to it in Section 7.2(g)(iii).

             "Officer's Certificate" has the meaning ascribed to it in Section 7.2(e)(i).

             "Operating Plan" has the meaning ascribed to it in Section 2.31(b).

             "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (other than the Company Preferred Stock) that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

             "Option Exercise Date" means a date, (x) occurring during the Escrow Period, (y) on which any claim is pending against the Escrow Amount or
(z) occurring after indemnifiable Losses under Article 7 exceed the Escrow Fund, on which a holder of a Company Option or Company Warrant exercises such option or warrant, in whole or in part, in accordance with the terms of such Company Warrant or Company Option and this Agreement.

             "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

             "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

             "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

             "Parent" has the meaning ascribed to in the forepart of this Agreement.

             "Parent Common Equity" means the Parent Common Stock and the Class B Common Stock of Parent.

             "Parent Common Stock" has the meaning ascribed to it in Recital B to this Agreement.

             "Parent Financial Statement" has the meaning ascribed to it in
Section 3.4.

             "Parent Indemnitees" has the meaning ascribed to it in Section 7.2(b).

             "Permit" means any license, permit, franchise or authorization.

             "Permit Application" has the meaning ascribed to it in Section
2.35.

             "Permitted Grants" means (a) grants of Company Options in the ordinary course of business, consistent in amount and terms with the Company's past practice, to (i) existing Company employees and (ii) Company employees hired by the Company after the date of this Agreement, and (b) grants of Company Options and Company Warrants as reflected on the Section 2.3(d) of the Company Disclosure Schedule. For purposes of this definition, (x) a Company employee will be deemed to be an "existing Company employee" if such employee was actually employed by the Company on August 1, 2000; (y) a Company employee will be deemed to be a "new employee" if such person was hired by the Company after such date; and (z) the calculation of shares on a "fully converted basis" includes all shares of Company Common Stock outstanding on the specified date and all shares of Company Common Stock issuable upon the conversion of all then-outstanding shares of Company Preferred Stock into Company Common Stock, and all shares of Company Common Stock issuable upon the exercise in full, by means of cash exercise and not by means of net exercise, of all Company Options (including Company Options issued or to be issued pursuant to Permitted Grants) and all Company Warrants.

             "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

             "Plan" mean (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA, of which any of the Company, any Subsidiary, or any member of the same controlled group of businesses as the Company or any Subsidiary within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary or any of their ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of the Company any Subsidiary or any of their ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

             "PTO" means the United States Patent and Trademark Office.

             "Qualifying Amendment" means a modification, withdrawal, amendment or other alteration of the recommendation of the Company's board of directors referred to in Section 5.1 in a manner that is adverse to Parent which is (a) in the good faith judgment of the board of directors of the Company (consistent with the written advice of outside counsel) likely required in order to comply with the fiduciary duties of the board of directors of the Company to the Company's stockholders under applicable law and (b) made after receipt of a Superior Proposal. No Qualifying Amendment shall withdraw or unreasonably delay submission of the proposal for adoption of this Agreement by the stockholders of the Company.

             "Reasonable Amount" has the meaning ascribed to it in Section
7.2(c).

             "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

             "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

             "Relevant Group" has the meaning ascribed to it in Section 2.11(a).

             "Representatives" has the meaning ascribed to it in Section 2.36.

             "Restricted Stock Purchase Agreement" means a Restricted Stock Purchase Agreement in one of the forms attached to one of the Company Stock Plans pursuant to which the Company has sold Company Restricted Stock or issued Company Stock Purchase Rights or as may otherwise been entered into by the Company prior to the date of this Agreement.

             "SEC" means the Securities and Exchange Commission or any successor entity.

             "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

             "Second Earn Out Delivery Date" shall have the meaning set forth in
Schedule 1.13.

             "Second Earn Out Exchange Ratio" means the quotient obtained by dividing (a) the Aggregate Second Earn Out Share Number by (b) the Aggregate Common Number minus the Exercise Number of the Lenders' Warrant.

             "Second Earn Out Shares" shall have the meaning set forth in
Schedule 1.13, as adjusted pursuant to Section 1.7.

             "Securities Act" has the meaning ascribed to it in Section 1.14.

             "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company or Subsidiary of the Company, any predecessors of the Company or Subsidiary of the Company, or any entities previously owned by the Company or Subsidiary of the Company, including all soil, subsoil, surface waters and groundwater.

             "Stockholder Agent" has the meaning ascribed to it in Section 7.2(h)(i).

             "Stockholder Certificate" has the meaning ascribed to it in Section 5.1(c)

             "Stock Repurchase Agreement" has the meaning ascribed to it in Recital C to this Agreement.

             "Subsidiary" means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

             "Superior Proposal" means an unsolicited Competing Business Proposal made by a third party to the board of directors of the Company which in the good faith judgment of the board of directors of the Company, (a) consistent with the written advice of an independent internationally recognized investment bank, provides higher value to the Company's stockholders than the transactions contemplated by this Agreement; (b) is likely to be consummated in accordance with its terms; and (c) all required financing is supported by a commitment letter in customary form.

             "Support Agreement" has the meaning ascribed to it in Recital C to this Agreement. "Surviving Corporation" has the meaning ascribed to it in
Section 1.1.

             "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including, without limitation,
Section 203 of the Delaware Law.

             "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

             "Tax Laws" means the Internal Revenue Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

             "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

             "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

             "Third-Party Claim" has the meaning ascribed to it in Section
7.2(j).

             "Third Earn Out Delivery Date" shall have the meaning set forth in
Schedule 1.13.

             "Third Earn Out Exchange Ratio" means the quotient obtained by dividing (a) the Aggregate Third Earn Out Share Number by (b) the Aggregate Common Number minus the Exercise Number of the Lenders' Warrant.

             "Third Earn Out Shares" shall have the meaning set forth in
Schedule 1.13, as adjusted pursuant to Section 1.7.

             "Third-Party Expenses" has the meaning ascribed to it in Section
5.5.

             "Unexercised Escrow" means the amount deemed to be contributed on behalf of each holder of a Company Option or Company Warrant, which otherwise would be deposited in the Escrow Fund.

             "Warranty Obligations" has the meaning ascribed to it in Section 2.28.

        10.2 Construction.

             (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. When used herein, the terms "party" or "parties" refer to Parent and Merger Sub, on the one hand, and the Company, on the other, and the terms "third party" or "third parties" refers to Persons other than Parent, Merger Sub or the Company. Parol evidence, including without limitation prior drafts of this Agreement or any course of performance, may be used in the construction or interpretation of this Agreement.

             (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and senior management of such Person, and (iii) in the case of each of (i) and
(ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (B) other employees of and the advisors to such Person, including legal counsel and outside auditors, who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter, and (C) the stockholders owning more than ten percent (10%) of the equity interests, by vote or value, of such Person.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company, and with respect to Article 7, Article 9 and Article 10 only, the Stockholder Agent and the Depositary Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.


RELIANCE COMPUTER CORP.                          BROADCOM CORPORATION


By: /s/ ANANTAKOTIRAJU VEGESNA              By: /s/ HENRY T. NICHOLAS
    -------------------------------------       ----------------------------
    Anantakotiraju Vegesna                      Henry T. Nicholas, III, Ph.D.
    President and                               President and
    Chief Executive Officer                     Chief Executive Officer



RCC ACQUISITION CORP.                                STOCKHOLDER AGENT


By: /s/ HENRY T. NICHOLAS                   By: /s/ ANANTAKOTIRAJU VEGESNA
    -----------------------------------         ---------------------------
    Henry T. Nicholas, III, Ph.D.               Anantakotiraju Vegesna
    Chief Executive Officer



U.S. STOCK TRANSFER CORPORATION,
AS DEPOSITARY AGENT


By: /s/ RICHARD C. BROWN
    -----------------------------
    Richard C. Brown
    Vice President

                              MERGER AGREEMENT AND
                             PLAN OF REORGANIZATION
                                  BY AND AMONG
                              BROADCOM CORPORATION,
                             RCC ACQUISITION CORP.,
                             RELIANCE COMPUTER CORP.
                                       AND
                       THE OTHER PARTIES SIGNATORY HERETO

                           Dated as of January 5, 2001


Exhibit A                  Form of Support Agreement
Exhibit B                  Form of Company Affiliate Agreement
Exhibit C                  Form of Stock Repurchase Agreement
Exhibit D                  Form of Non-Competition Agreement
Exhibit E                  Form of Certificate of Merger
Exhibit F                  Form of Stockholder Certificate
Exhibit G-1                Form of Company Tax Representation Letter
Exhibit G-2                Form of Broadcom Tax Representation Letter
Exhibit H-1                Form of Broadcom Officer's Certificate
Exhibit H-2                Form of Broadcom Secretary's Certificate
Exhibit I                  Form of Broadcom Counsel Legal Opinion
Exhibit J-1                Form of Company Officer's Certificate
Exhibit J-2                Form of Company Secretary's Certificate
Exhibit K-1                Form of Opinion of Company Counsel
Exhibit K-2                Form of Opinion of Company Counsel
Exhibit L                  Form of Company Tax Opinion
Schedule 1.13              Earn Out Amounts and Milestones


Broadcom Corporation agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.